Exhibit 10(b)

EXECUTION COPY








CREDIT AGREEMENT

dated as of January 25, 1999

among


NATIONAL WINE & SPIRITS, INC.

AND

NBD BANK
BNY FINANCIAL CORPORATION
LASALLE NATIONAL BANK
NATIONAL CITY BANK OF INDIANA

and

NBD BANK, as Agent

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TABLE OF CONTENTS

Article                                                                       Page


1.   DEFINITIONS .............................................................. 1

     1.1.       Certain Definitions............................................ 1
     1.2        Other Definitions; Rules of Construction.......................15


2.   THE COMMITMENTS AND THE ADVANCES..........................................15

     2.1        Commitment of the Banks........................................15
     2.2        Termination and Reduction of Commitments.......................16
     2.3        Fees...........................................................16
     2.4        Disbursement of Advances.......................................17
     2.5        Conditions for First Disbursement..............................20
     2.6        Further Conditions for Disbursement............................22
     2.7        Subsequent Elections as to Loans...............................23
     2.8        Limitation of Requests and Elections...........................23
     2.9        Minimum Amounts; Limitation on Number of Loans; Etc............24
     2.10       Borrowing Base Adjustments.....................................24
     2.11       Security and Collateral........................................24


3.   PAYMENTS AND PREPAYMENTS OF LOANS.........................................25

     3.1        Principal Payments and Prepayments.............................25
     3.2        Interest Payments..............................................25
     3.3        Letter of Credit Reimbursement Payments........................26
     3.4        Payment Method.................................................28
     3.5        No Setoff or Deduction.........................................28
     3.6        Payment on Non-Business Day; Payment Computations..............28
     3.7        Additional Costs...............................................29
     3.8        Illegality and Impossibility...................................30
     3.9        Indemnification................................................30


4    REPRESENTATIONS AND WARRANTIES............................................31

     4.1        Existence and Power............................................31
     4.2        Authority......................................................31
     4.3        Binding Effect.................................................31
     4.4        Restricted and Unrestricted Subsidiaries.......................31
     4.5        Litigation.....................................................32
     4.6        Financial Condition............................................32
     4.7        Corporate Restructuring and Future Financial Statements........32
     4.8        Use of Advances................................................32
     4.9        Consents, Etc..................................................33
     4.10       Taxes..........................................................33
     4.11       Title to Properties............................................33
     4.12       Borrowing Base.................................................33
     4.13       ERISA..........................................................33
     4.14       Disclosure.....................................................34
     4.15       No Default.....................................................34
     4.16       No Burdensome Restrictions.....................................34
     4.17       Year 2000......................................................34


5.   COVENANTS  34

     5.1        Affirmative Covenants..........................................34

                (a)   Preservation of Corporate Existence, Etc.................35
                (b)   Compliance with Laws, Etc................................35
                (c)   Maintenance of Properties; Insurance.....................35
                (d)   Reporting Requirements...................................36
                (e)   Accounting; Access to Records, Books, Etc................38
                (f)   Loans by the Company to the Restricted Subsidiaries......38
                (g)   Additional Security and Collateral.......................38
                (h)   Addition of Covenants; Incorporation by Reference........38
                (i)   Further Assurances.......................................39
                (j)   Year 2000................................................39

     5.2        Negative Covenants.............................................39

                (a)   Interest Coverage Ratio..................................39
                (b)   Funded Debt Coverage Ratio...............................39
                (c)   Indebtedness.............................................40
                (d)   Liens....................................................40
                (e)   Merger; Acquisitions, Etc................................41
                (f)   Disposition of Assets; Etc...............................42
                (g)   Nature of Business.......................................42
                (h)   Restricted Payments......................................42
                (i)   Capital Expenditures.....................................43
                (j)   Capital Leases...........................................43
                (k)   Investments..............................................43
                (l)   Transactions with Affiliates.............................44
                (m)   Sale and Leaseback Transactions..........................44
                (n)   Payments and Modification of Subordinated Debt...........44
                (o)   Payment and Modification of Senior Unsecured Debt........44
                (p)   Negative Pledge Limitation...............................45
                (q)   Inconsistent Agreements..................................45
                (r)   Accounting Changes.......................................45


6.   DEFAULT ..................................................................45

     6.1        Events of Default..............................................45
     6.2        Remedies.......................................................48


7.   THE AGENT AND THE BANKS...................................................49

     7.1        Appointment and Authorization..................................49
     7.2        Agent and Affiliates...........................................49
     7.3        Scope of Agent's Duties........................................49
     7.4        Reliance by Agent..............................................50
     7.5        Default........................................................50
     7.6        Liability of Agent.............................................50
     7.7        Nonreliance on Agent and Other Banks...........................50
     7.8        Indemnification................................................51
     7.9        Successor Agent................................................51
     7.10       Sharing of Payments............................................52


8.   GUARANTY..................................................................53

     8.1        Guarantee of Obligations.......................................53
     8.2        Nature of Guaranty.............................................53
     8.3        Waivers and Other Agreements...................................53
     8.4        Obligations Absolute...........................................54
     8.5        No Investigation by Banks or Agent.............................54
     8.6        Indemnity......................................................55
     8.7        Subordination, Subrogation, Etc................................55
     8.8        Waiver.........................................................55
     8.9        Limitation of Guaranteed Amount................................55


9.   MISCELLANEOUS.............................................................57

     9.1        Amendments, Etc................................................57
     9.2        Notices........................................................57
     9.3        No Waiver By Conduct; Remedies Cumulative......................58
     9.4        Reliance on and Survival of Various Provisions.................58
     9.5        Expenses; Indemnification......................................59
     9.6        Successors and Assigns.........................................60
     9.7        Counterparts and Telefacsimile Signature.......................63
     9.8        Governing Law..................................................63
     9.9        Table of Contents and Headings.................................64
     9.10       Construction of Certain Provisions.............................64
     9.11       Integration and Severability...................................64
     9.12       Independence of Covenants......................................64
     9.13       Interest Rate Limitation.......................................64
     9.14       Waiver of Jury Trial...........................................65

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EXHIBITS

  Exhibit A.......................    Borrowing Base Certificate
  Exhibit B.......................    Intercompany Note
  Exhibit C.......................    Note
  Exhibit D.......................    Pledge Agreement
  Exhibit E.......................    Security Agreement
  Exhibit F.......................    Legal Opinion
  Exhibit G.......................    Assignment and Acceptance
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SCHEDULES

  Schedule 2.5(k).................    Debt to be Repaid
  Schedule 4.4....................    Restricted and Unrestricted Subsidiaries
  Schedule 4.5....................    Litigation
  Schedule 4.17...................    Year 2000 Program
  Schedule 5.2(c).................    Indebtedness
  Schedule 5.2(d).................    Liens
  Schedule 5.2(j).................    Capital Leases
  Schedule 5.2(k).................    Investments

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                 THIS  CREDIT  AGREEMENT,  dated as of  January  25,  1999 (this
"Agreement"),  is by  and  among  NATIONAL  WINE &  SPIRITS,  INC.,  an  Indiana corporation (the "Company"), the Guarantors named herein, the Banks set forth on the  signature  pages  hereof  (collectively,  the "Banks" and  individually,  a
"Bank") and NBD BANK, a Michigan banking corporation, as agent for the Banks (in such capacity, the "Agent").

INTRODUCTION

                 The Company desires to obtain a revolving credit facility, including letters of credit, in the aggregate principal amount of $60,000,000, in order to provide funds and other financial accommodations for working capital and its other general corporate purposes, and the Banks are willing to establish such a credit facility in favor of the Company on the terms and conditions herein set forth.

                 In consideration of the premises and of the mutual agreements herein contained, the parties hereto agree as follows:


ARTICLE 1.
DEFINITIONS

     Certain Definitions. As used herein the following terms shall have the following respective meanings:

                 "Adjusted Base Rate" shall mean the per annum rate equal to the sum of (a) the Applicable Margin plus (b) the greater of (i) the Base Rate in effect from time to time, and (ii) the sum of one-half of one percent (1/2 of 1%) per annum plus the Federal Funds Rate in effect from time to time; which Adjusted Base Rate shall change simultaneously with any change in such Base Rate or Federal Funds Rate, as the case may be.

                 "Adjusted Base Rate Loan" shall mean any Loan which bears interest at the Adjusted Base Rate.

                 "Advance" shall mean any Loan and any Letter of Credit Advance.

                 "Affiliate", when used with respect to any Person shall mean any other Person which, directly or indirectly, controls or is controlled by or is under common control with such Person. For purposes of this definition
"control" (including the correlative meanings of the terms "controlled by" and "under common control with"), with respect to any Person, shall mean possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

                 "Applicable Margin" shall mean for any date with respect to any Adjusted Base Rate Loan, Eurodollar Rate Loan, or commitment fee, as the case may be, the applicable percentage set forth in the applicable column of the table below for, in the case of Loans, the Borrowing Base level in effect on such date, based upon the Interest Coverage Ratio as determined as of the end of each fiscal quarter, commencing with the March 31, 1999 fiscal quarter, for the period of the four fiscal quarters then ending, as adjusted on the tenth
Business Day following receipt by the Agent of the Company's financial statements for such fiscal quarter, or fiscal year, as the case may be, and remaining in effect until the next change to be effected pursuant to this definition, provided that if any Event of Default has occurred and is continuing, the Interest Coverage Ratio as of the end of the most recently ended fiscal quarter shall, for the purposes of this definition, be deemed to be less than 2.00:1.00 and during the period from the Effective Date through and including April 30, 1999, the Applicable Margin shall be determined from Tier
VI. In the table below, the abbreviation "bps" means "basis points". Each basis point is equal to 0.01% per annum.

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Applicable Margin (in bps)

                                 80% A/R + 60% Inv.      75% A/R + 55% Inv.      70%  A/R + 50% Inv.
                  Interest       ---------------------   ----------------------  ----------------------  Commitment
              Coverage Ratio     ABR        Eurodollar    ABR        Eurodollar   ABR        Eurodollar    Fee

Tier
I             >4.00:1.00         0          150           0          125          0          100              25
II            >3.50<=4.00:1.00   0          175           0          150          0          125              30
III           >3.00<=3.50:1.00   25         200           0          175          0          150              30
IV            >2.50<=3.00:1.00   50         225           25         200          0          175              30
V             >2.25<=2.50:1.00   75         250           50         225          25         200              37.5
VI            >2.00<=2.25:1.00   100        275           75         250          50         225              50
VII           <=2.00:1.00        125        300           100        275          75         250              50

                 "Asset Sale" shall mean (i) the sale, lease, conveyance or other disposition of any assets or rights other than sales of inventory in the ordinary course of business consistent with past practices and (ii) the issue or sale by the Company or any of its Restricted Subsidiaries of Equity Interests of any of the Company's Restricted Subsidiaries, in the case of either clause (i) or (ii), whether in a single transaction or a series of related transactions (a) that have a fair market value in excess of $1 million or (b) for net proceeds in excess of $1 million, but excluding a transfer of assets by the Company to a Restricted Subsidiary or by a Restricted Subsidiary to the Company or to another Restricted Subsidiary.

                 "Base Rate" shall mean the per annum rate announced by the Agent from time to time as its "base rate" or its "prime rate" (it being acknowledged that such announced rate may not necessarily be the lowest rate charged by the Agent to any of its customers); which Base Rate shall change simultaneously with any change in such announced rate.

                 "Borrowing" shall mean the aggregation of Advances, including each Letter of Credit issuance, of the Banks to be made to the Company, or continuations and conversions of any Loans, made pursuant to Article II on a single date and, in the case of any Loans, for a single Interest Period, which Borrowings may be classified for purposes of this Agreement by reference to the type of Loans or the type of Advance comprising the related Borrowing, e.g., a "Eurodollar Rate Borrowing" is a Borrowing comprised of Eurodollar Rate Loans and a "Letter of Credit Borrowing" is an Advance comprised of a single Letter of Credit.

                 "Borrowing Base" shall mean, as of any date, one of the following three levels: (1) the sum of (a) an amount equal to 80% of the value of Eligible Accounts Receivable plus (b) an amount equal to 60% of the value of Eligible Inventory; or (2) the sum of (a) an amount equal to 75% of the value of Eligible Accounts Receivable plus (b) an amount equal to 55% of the value of Eligible Inventory; or (3) the sum of (a) 70% of the value of Eligible Accounts Receivable plus (b) 50% of the value of Eligible Inventory, as selected by the Company as follows: The initial Borrowing Base shall be the level described in
(3) above. The Company may change the Borrowing Base level by submitting written notice of its selection of a different Borrowing Base level to the Agent. The change in the Borrowing Base level shall be effective ten (10) Business Days following receipt by the Agent of the request to change. The Company may not change the Borrowing Base level more than four (4) times in any twelve (12) month period, nor more frequently than once in a sixty (60) day period without the written consent of the Agent.

                 "Borrowing Base Certificate" for any date shall mean an appropriately completed report as of such date in substantially the form of Exhibit A hereto, certified as true and correct as of such date by a duly authorized officer of the Company.

                 "Business Day" shall mean a day other than a Saturday, Sunday or other day on which the Agent is not open to the public for carrying on substantially all of its banking functions in Detroit, Michigan.

                 "Capital Lease" of any Person shall mean any lease which, in accordance with generally accepted accounting principles, is or should be capitalized on the books of such Person.

                 "Capital Stock" shall mean (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership or limited liability company, partnership (whether general or limited) or membership interests and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

                 "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations thereunder.

                 "Commitment" shall mean, with respect to each Bank, the commitment of each such Bank to make Loans and to participate in Letter of Credit Advances made through the Agent pursuant to Section 2.1, in amounts not exceeding in aggregate principal amount outstanding at any time the respective commitment amounts for each such Bank set forth next to the name of each such Bank in the signature pages hereof, as such amounts may be reduced from time to time pursuant to Section 2.2.

                 "Company Shareholder Note Receivable" shall mean any promissory note receivable due to NWS-Indiana on the date of this Agreement from any shareholder of the Company.

                  "Consolidated" has the meaning accorded under Generally Accepted Accounting Principles, provided, however, that any calculation under this Agreement requiring a determination on a Consolidated basis for any period ending prior to the date of this Agreement shall be determined on a combined basis for NWS-Indiana and NWS-Illinois.

                  "Consolidated Cash Flow" shall mean, with respect to the Company and its Restricted Subsidiaries for any period, their Consolidated Net Income for such period plus (i) an amount equal to any extraordinary loss plus any net loss realized in connection with an Asset Sale (to the extent such losses were deducted in computing such Consolidated Net Income), plus (ii) (A) as to any Person that is an S-Corporation or substantially similar pass through entity for Federal income tax purposes, the amount of all distributions for such period made for the payment of taxes attributable to such Person's income, and
(B) as to any Person that is not an S-Corporation or substantially similar pass-through entity for Federal income tax purposes, any provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was included in computing such Consolidated Net Income, plus (iii) consolidated interest expense of the Company and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income, plus (iv) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period other than debt issuance costs) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of the Company and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income, plus
(v) LIFO expense, plus (vi) prepayment penalties associated with the prepayment of Indebtedness with the proceeds of the Senior Unsecured Debt to the extent any such expense was deducted in computing such Consolidated Net Income, minus (vii) non-cash items increasing such Consolidated Net Income for such period including, without limitation, LIFO income, and capitalized interest on Indebtedness owed to the Company or any Restricted Subsidiary by any owner of its Capital Stock, and minus (viii) an amount equal to any extraordinary gain plus any net gain realized in connection with an Asset Sale to the extent such gains were included in computing such Consolidated Net Income, in each case, on a Consolidated basis and determined in accordance with Generally Accepted Accounting Principles.

                  "Consolidated Net Income" shall mean, with respect to the Company and its Restricted Subsidiaries for any period, the aggregate of their Net Income for such period, on a Consolidated basis, determined in accordance with Generally Accepted Accounting Principles, reduced, as to any Person that is an S-Corporation or substantially similar pass-through entity for Federal income tax purposes, by the amount of distributions for such period made for the payment of taxes attributable to such Person's income.

                 "Contingent Liabilities" of any Person shall mean, as of any date, all obligations of such Person or of others for which such Person is contingently liable, as obligor, guarantor, surety, accommodation party, partner or in any other capacity, or in respect of which obligations such Person assures a creditor against loss or agrees to take any action to prevent any such loss (other than endorsements of negotiable instruments for collection in the ordinary course of business), including without limitation all reimbursement obligations of such Person in respect of any letters of credit, surety bonds or similar obligations (including, without limitation, bankers acceptances) and all obligations of such Person to advance funds to, or to purchase assets, property or services from, any other Person in order to maintain the financial condition of such other Person.

                 "Contractual Obligation" shall mean as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

                 "Default" shall mean any event or condition which might become an Event of Default with notice or lapse of time or both.

                 "Dollars" and "$" shall mean the lawful money of the United States of America.

                 "Effective Date" shall mean the effective date specified in the final paragraph of this Agreement.

                 "Eligible Accounts Receivable" shall mean, as of any date, those trade accounts receivable owned by the Company and the Guarantors which are payable in Dollars and in which the Company and the Guarantors have granted to the Agent for the benefit of the Banks and the Agent a first-priority perfected security interest pursuant to the Security Agreements, valued at the face amount thereof less sales, excise or similar taxes and less returns, discounts, claims, credits and allowances of any nature at any time issued, owing, granted, outstanding, available or claimed, but shall not include any such account receivable (a) that is not a bona fide existing obligation created by the sale and actual delivery of inventory, goods or other property or the furnishing of services or other good and sufficient consideration to customers of the Company and the Guarantors in the ordinary course of business, (b) that is more than 45 days past due or, in the case of an account receivable owed to the U.S. Beverage division of NWS-Illinois and in the case of an account receivable owed by a Person located in Illinois, that is more than 60 days past due, (c) that is subject to any dispute, contra-account, defense, offset or counterclaim or any Lien (except those in favor of the Agent for the benefit of the Banks under the Security Documents), or the inventory, goods, property, services or other consideration of which such account receivable constitutes proceeds is subject to any such Lien, (d) in respect of which the inventory, goods, property, services or other consideration have been rejected or the amount is in dispute, (e) that is due from any Affiliate or Subsidiary of the Company, (f) that has been classified by the Company or a Guarantor as doubtful or has otherwise failed to meet established or customary credit standards of the Company or a Guarantor , (g) that is payable by any Person located outside the United States (which shall not be deemed to include any territories of the United States) and is not supported by letters of credit issued to the Agent by commercial banks, and in form and substance, acceptable to the Agent, (h) with respect to which any representation or warranty contained in Section 4.12 is incorrect at any time, (i) that is payable by the United States or any of its departments, agencies or instrumentalities or by any state or other governmental entity, (j) that is payable by any Person as to which 50% or more of the aggregate amount of such accounts receivable payable by such Person to the Company and the Guarantors do not otherwise constitute Eligible Accounts Receivable, (k) that is payable by any Person that is the subject of any proceeding seeking to adjudicate it a bankrupt or insolvent or seeking liquidation, winding up or reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief or protection of debtors or seeking the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property, or that is not generally paying its debts as they become due or has admitted in writing its inability to pay its debts generally or has made a general assignment for the benefit of creditors,
(l) that is evidenced by a promissory note or other instrument, (m) that is subordinate or junior in right or priority of payment to any other obligation or claim, or (n) that for any other reason is at any time reasonably deemed by the Agent to be ineligible.

                 "Eligible Inventory" shall mean, as of any date, that inventory owned by the Company and the Guarantors that constitutes raw materials or finished goods in which the Company and the Guarantors have granted to the Agent for the benefit of the Banks a first-priority perfected security interest pursuant to the Security Agreements, valued at the lower of cost or market on a LIFO basis without deduction for any LIFO reserve, except for bottled water, which is valued on a FIFO basis, but shall not include any such inventory (a) that does not constitute raw materials or finished goods readily salable or usable in the business of the Company and the Guarantors (b) that is located outside the United States (which shall not be deemed to include any territories of the United States), (c) that is subject to, or any accounts or other proceeds resulting from the sale or other disposition thereof could be subject to, any Lien (except those in favor of the Banks and the Agent under the Security Documents), including any sale on approval or sale or return transaction or any consignment, (d) that is not in the possession of the Company or a Guarantor (unless it is in the possession of a bailee which has issued warehouse receipts therefor that have been delivered to the Agent), (e) that is held for lease or is the subject of any lease, (f) that is subject to any trademark, trade name or licensing arrangement, or any law, rule or regulation, that could limit or impair the ability of the Banks and the Agent to promptly exercise all rights of the Banks and the Agent under the Security Documents, (g) if such inventory is located on premises not owned by the Company or a Guarantor and the landlord or other owner of such premises shall not have waived its distraint, lien and similar rights with respect to such inventory and shall not have agreed to permit the Banks and the Agent to enter such premises pursuant to a waiver and agreement of such Person in favor of and in form and substance acceptable to the Banks and the Agent, (h) with respect to which any insurance proceeds are not payable to the Banks and the Agent as a loss payee or are payable to any loss payee other than the Banks and the Agent or the Company or a Guarantor, (i) with respect to which warehouse receipts have been issued but have not been delivered to the Agent, or (j) that for any other reason is at any time reasonably deemed by the Agent to be ineligible.

                 "Environmental Laws" at any date shall mean all provisions of law, statute, ordinances, rules, regulations, judgments, writs, injunctions, decrees, orders, awards and standards promulgated by the government of the United States of America or any foreign government or by any state, province, municipality or other political subdivision thereof or therein, or by any court, agency, instrumentality, regulatory authority or commission of any of the foregoing concerning the protection of, or regulating the discharge of substances into, the environment.

                 "Equity Interests" shall mean Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

                 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations thereunder.

                 "ERISA Affiliate" shall mean, with respect to any Person, any trade or business (whether or not incorporated) which, together with such Person or any Subsidiary of such Person, would be treated as a single employer under
Section 414 of the Code and the regulations promulgated thereunder.

                 "Eurodollar Business Day" shall mean, with respect to any Eurodollar Rate Loan, a day which is both a Business Day and a day on which dealings in Dollar deposits are carried out in the London interbank market.

                 "Eurodollar Interest Period" shall mean, with respect to any Eurodollar Rate Loan, the period commencing on the day such Eurodollar Rate Loan is made or converted to a Eurodollar Rate Loan and ending on the day which is one, two or three months thereafter, as the Company may elect under Section 2.4 or 2.7, and each subsequent period commencing on the last day of the immediately preceding Eurodollar Interest Period and ending on the day which is one, two or three months thereafter, as the Company may elect under Section 2.4 or 2.7, provided, however, that (a) any Eurodollar Interest Period which commences on the last Eurodollar Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Eurodollar Business Day of the appropriate subsequent calendar month, (b) each Eurodollar Interest Period which would otherwise end on a day which is not a Eurodollar Business Day shall end on the next succeeding Eurodollar Business Day or, if such next succeeding Eurodollar Business Day falls in the next succeeding calendar month, on the next preceding Eurodollar Business Day, and (c) no Eurodollar Interest Period which would end after the Termination Date shall be permitted.

                 "Eurodollar Rate" shall mean, with respect to any Eurodollar Rate Loan and the related Eurodollar Interest Period, the per annum rate that is equal to the sum of:

         the Applicable Margin, plus

         the rate per annum obtained by dividing (i) the per annum rate of interest at which deposits in Dollars for such Eurodollar Interest Period and in an aggregate amount comparable to the amount of such Eurodollar Rate Loan to be made by the Agent in its capacity as a Bank hereunder are offered to the Agent or any of its Affiliates by other prime banks in the London interbank market at approximately 11:00 a.m. London time on the second Eurodollar Business Day prior to the first day of such Eurodollar Interest Period by (ii) an amount equal to one minus the stated maximum rate (expressed as a decimal) of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves) that are specified on the first day of such Eurodollar Interest Period by the Board of Governors of the Federal Reserve System (or any successor agency thereto) for determining the maximum reserve requirement with respect to eurocurrency funding (currently referred to as "Eurocurrency liabilities" in Regulation D of such Board) maintained by a member bank of such System;

all as conclusively determined by the Agent, such sum to be rounded up, if necessary, to the nearest whole multiple of one one-hundredth of one percent (1/100 of 1%).

                 "Eurodollar Rate Loan" shall mean any Loan which bears interest at the Eurodollar Rate.

                 "Event of Default" shall mean any of the events or conditions described in Section 6.1.

                 "Federal Funds Rate" shall mean the per annum rate that is equal to the average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published by the Federal Reserve Bank of New York for such day, or, if such rate is not so published for any day, the average of the quotations for such rates received by the Agent from three federal funds brokers of recognized standing selected by the Agent in its discretion;

all as conclusively determined by the Agent, such sum to be rounded up, if necessary, to the nearest whole multiple of one one-hundredth of one percent (1/100 of 1%), which Federal Funds Rate shall change simultaneously with any change in such published or quoted rates.

                 "Funded Debt" as of any date, shall mean without duplication all interest-bearing Indebtedness including but not limited to the capitalized portion of all Capital Lease obligations, all as determined for the Company and its Restricted Subsidiaries on a Consolidated basis.

                 "Funded Debt Coverage Ratio" shall mean the ratio of Funded Debt as of the end of any fiscal quarter of the Company to Consolidated Cash Flow for the period of the four fiscal quarters ending at the end of such fiscal quarter. In the event that a Restricted Subsidiary shall have been acquired during such period, the Consolidated Cash Flow used for this ratio shall include the results of operations of such Restricted Subsidiary for such period.

                 "Generally Accepted Accounting Principles" shall mean generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, as in effect from time to time.

                 "Guaranties" shall mean the guaranties entered into by each of the Guarantors for the benefit of the Agent and the Banks pursuant to Article 8 of this Agreement, as amended or modified from time to time.

                 "Guarantors"    shall    mean    NWS-Indiana,     NWS-Illinois,
NWS-Illinois, LLC, NWS Michigan, Inc., and each Person that enters into a Guaranty pursuant to Section 5.1(g)(ii).

                 "Hazardous Materials" includes, without limitation, any flammable explosives, radioactive materials, hazardous materials, hazardous wastes, hazardous or toxic substances or related materials defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Sections 9601, et seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. Sections 1801, et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. Sections 6901, et seq.) and in the regulations adopted and publications promulgated pursuant thereto, or any other federal, state or local government law, ordinance, rule or regulation.

                 "Hedging Obligations" shall mean, with respect to any Person, the obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

                 "Indebtedness" of any Person shall mean, as of any date, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person as lessee under any Capital Lease, (c) all obligations which are secured by any Lien existing on any asset or property of such Person whether or not the obligation secured thereby shall have been assumed by such Person (to the extent of such Lien if such obligation is not assumed), (d) all obligations of such Person for the unpaid purchase price for goods, property or services acquired by such Person, except for trade accounts payable arising in the ordinary course of business that are not aged more than 45 days after the invoice date, (e) all obligations of such Person to purchase goods, property or services where payment therefor is required regardless of whether delivery of such goods or property or the performance of such services is ever made or tendered (generally referred to as "take or pay contracts"), and (f) all reimbursement obligations of such Person in respect of letters of credit.

                 "Intercompany Note" shall mean the promissory note of a Subsidiary evidencing Indebtedness of such Subsidiary to the Company, in substantially the form of Exhibit B hereto and "Intercompany Notes" shall mean all such promissory notes of all of the Restricted Subsidiaries, provided that the aggregate principal amount of Intercompany Notes at any time outstanding shall not exceed the aggregate principal amount of the Advances then outstanding.

                 "Interest Coverage Ratio" shall mean with respect to the Company and its Restricted Subsidiaries for any period, the ratio of their Consolidated Cash Flow for such period to their Interest Expense for such period. In addition, for purposes of making the computation referred to above,
(i) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with Generally Accepted Accounting Principles, and to operations or businesses disposed of prior to the date on which the event for which the calculation of the Interest Coverage Ratio is made (the "Calculation Date"), shall be excluded, and (ii) the Interest Expense attributable to discontinued operations, as determined in accordance with Generally Accepted Accounting Principles, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Interest Expense will not be obligations of the Company or any of its Restricted Subsidiaries following the Calculation Date.

                 "Interest Expense" shall mean, with respect to the Company and its Restricted Subsidiaries for any period, the sum, without duplication, of (i) their Consolidated interest expense for such period, whether paid or accrued (including, without limitation, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations, but excluding interest accrued for such period on any NWSI Shareholder Subordinated Note net of the amount of interest received in cash for such period with respect to any Company Shareholder Note Receivable and (ii) their Consolidated interest expense that was capitalized during such period, in each case on a Consolidated basis and in accordance with Generally Accepted Accounting Principles.

                 "Interest Payment Date" shall mean (a) with respect to any Eurodollar Rate Loan, the last day of each Interest Period with respect to such Eurodollar Rate Loan and (b) in all other cases, the last Business Day of each month occurring after the date hereof, commencing with the first such Business Day occurring after the date of this Agreement.

                 "Interest Period" shall mean any Eurodollar Interest Period.

                 "Investments" of any Person shall mean the purchase or other acquisition of any Capital Stock of or debt securities of or any evidences of Indebtedness of, any other Person, or the making of any loan or the advance of any of its funds or property or the making of any other extension of credit to or the making of any investment or the acquisition of any interest whatsoever in, any other Person, or the incurrence of any Contingent Liability.

                 "Letter of Credit" shall mean a standby or commercial letter of credit having a stated expiry date or a date upon which the draft must be reimbursed not later than twelve months after the date of issuance and not later than the fifth Business Day before the Termination Date issued by the Agent on behalf of the Banks for the account of the Company or one of its Restricted Subsidiaries under an application and related documentation acceptable to the Agent requiring, among other things, immediate reimbursement by the Company to the Agent in respect of all drafts or other demand for payment honored thereunder and all expenses paid or incurred by the Agent relative thereto.

                 "Letter of Credit Advance" shall mean any issuance of a Letter of Credit under Section 2.4 made pursuant to Section 2.1 in which each Bank acquires a pro rata risk participation pursuant to Section 2.4(d).

                 "Letter of Credit Documents" shall have the meaning ascribed thereto in Section 3.3(b).

                 "Lien" shall mean any pledge, assignment, hypothecation, mortgage, security interest, deposit arrangement, option, conditional sale or title retaining contract, sale and leaseback transaction, financing statement filing, lessor's or lessee's interest under any lease, subordination of any claim or right, or any other type of lien, charge, encumbrance, preferential arrangement or other claim or right.

                 "Loan" shall mean any borrowing under Section 2.4 evidenced by the Notes and made pursuant to Section 2.1. Any such Loan or portion thereof may also be denominated as an Adjusted Base Rate Loan or a Eurodollar Rate Loan and such Loans are referred to herein as "types" of Loans.

                 "Loan Documents" shall mean, collectively, this Agreement, the Notes, the Security Documents and all agreements, instruments and documents executed pursuant thereto at any time.

                 "Material Adverse Effect" shall mean a material adverse effect on (a) the business, assets, operations or condition (financial or otherwise) of the Company and its Restricted Subsidiaries on a consolidated basis, (b) the ability of the Company or any Guarantor to perform its obligations under any Loan Document, or (c) the validity of enforceability of any Loan Document or the rights or remedies of the Agent or the Banks under any Loan Document.

                 "Multiemployer Plan" shall mean any "multiemployer plan" as defined in Section 4001(a)(3) of ERISA or Section 414(f) of the Code.

                 "Net Income" shall mean, for any period, the Consolidated net income (or loss) of the Company and its Restricted Subsidiaries for such period taken as a single accounting period, determined in accordance with Generally Accepted Accounting Principles; provided that in determining Consolidated Net Income there shall be excluded, without duplication: (a) the income of any Person in which any Person other than the Company or a Restricted Subsidiary of the Company has a joint interest or partnership interest, except to the extent of the amount of dividends or other distributions actually paid to the Company or each Restricted Subsidiary by such Person during such period, (b) the proceeds of any insurance policy, (c) gains from the sale, exchange, transfer or other disposition of property or assets not in the ordinary course of business of the Company and its Restricted Subsidiaries and related tax effects in accordance with Generally Accepted Accounting Principles, and (d) any other extraordinary or non-recurring gains of the Company or any of its Restricted Subsidiaries or other income which is not from the continuing operations of the Company and its Restricted Subsidiaries, and related tax effects, in accordance with Generally Accepted Accounting Principles.

                 "Non-Recourse Debt" shall mean Indebtedness (i) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable (as a guarantor or otherwise), or (c) constitutes the lender and (ii) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries.

                 "Note" shall mean any promissory note of the Company evidencing the Loans, in substantially the form of Exhibit C hereto as amended or modified from time to time and together with any promissory note or notes issued in exchange or replacement therefor.

                 "NWS-Illinois" shall mean NWS, Inc., an Illinois corporation.

                 "NWS-Indiana" shall mean National Wine & Spirits Corporation, an Indiana corporation.

                 "NWSI Shareholder Subordinated Note" shall mean any note payable to any shareholder of the Company by NWS, Inc. that is outstanding on the date of this Agreement and (i) matures on or after February 1, 2004, (ii) does not require payment of cash interest or redemption prior to maturity, and
(iii) that is Subordinated Debt.

                 "Overdue Rate" shall mean (a) in respect of principal of Adjusted Base Rate Loans, a rate per annum that is equal to the sum of three percent (3%) per annum plus the Adjusted Base Rate, (b) in respect of principal of Eurodollar Rate Loans, a rate per annum that is equal to the sum of three percent (3%) per annum plus the per annum rate in effect thereon until the end of the then current Interest Period for such Loan and, thereafter, a rate per annum that is equal to the sum of three percent (3%) per annum plus the Adjusted Base Rate, and (c) in respect of other amounts payable by the Company hereunder (other than interest), a per annum rate that is equal to the sum of three percent (3%) per annum plus the Adjusted Base Rate.

                 "PBGC" shall mean the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

                 "Permitted Liens" shall mean Liens permitted by Section 5.2(d) hereof.

                 "Person" shall include an individual, a corporation, an association, a partnership, a trust or estate, a joint stock company, a limited liability company, an unincorporated organization, a joint venture, a trade or business (whether or not incorporated), a government (foreign or domestic) and any agency or political subdivision thereof, or any other entity.

                 "Plan" shall mean, with respect to any Person, any pension plan (including a Multiemployer Plan) subject to Title IV of ERISA or to the minimum funding standards of Section 412 of the Code which has been established or maintained by such Person, any Subsidiary of such Person or any ERISA Affiliate, or by any other Person if such Person, any Subsidiary of such Person or any ERISA Affiliate could have liability with respect to such pension plan.

                 "Pledge Agreement" shall mean each pledge agreement entered into by the Company in favor of the Agent for the benefit of the Banks pursuant to this Agreement in substantially the form of Exhibit D hereto, as amended or modified from time to time.

                 "Prohibited Transaction" shall mean any transaction involving any Plan which is proscribed by Section 406 of ERISA or Section 4975 of the Code.

                 "Reportable Event" shall mean a reportable event as described in Section 4043(b) of ERISA including those events as to which the thirty (30) day notice period is waived under Part 2615 of the regulations promulgated by the PBGC under ERISA.

                 "Required Banks" shall mean Banks holding not less than (i) fifty-one percent (51%) of the aggregate principal amount of the Advances then outstanding or (ii) fifty-one percent (51%) of the Commitments if no Advances are then outstanding.

                 "Requirement of Law" shall mean as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other governmental authority, in each case applicable to or binding upon such Person or any of its property to which such Person or any of its property is subject.

                 "Restricted Payment" shall mean with respect to the Company or any Restricted Subsidiary, any dividend, payment or other distribution in respect of any class of its Capital Stock or any dividend, payment or distribution in connection with the redemption, purchase, retirement or other acquisition, directly or indirectly, of any shares of its Capital Stock other than such dividends, payments or other distributions to the extent payable solely in shares of the Capital Stock of the Company or to the extent payable to the Company by a Restricted Subsidiary of the Company.

                 "Restricted Subsidiary" of a Person shall mean any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

                 "Security Agreement" shall mean each security agreement entered into by the Company or any Guarantor for the benefit of the Agent and the Banks pursuant to this Agreement in substantially the form of Exhibit E hereto, as amended or modified from time to time.

                 "Security Documents" shall mean, collectively, the Pledge Agreement, the Security Agreements, and the Guaranties and all other related agreements and documents, including financing statements and similar documents, delivered pursuant to this Agreement or otherwise entered into by any Person to secure the Advances.

                 "Senior Unsecured Debt" shall mean an aggregate amount of not less than $100,000,000 of senior unsecured notes issued by the Company on January 25, 1999 and maturing in 2009.

                 "Subordinated Debt" of any Person shall mean, as of any date, that Indebtedness of such Person for borrowed money which is expressly subordinate and junior in right and priority of payment to the Advances and other Indebtedness of such Person to the Banks in manner and by agreement satisfactory in form and substance to the Agent including without limitation maturities, covenants, defaults, rates and fees acceptable to the Agent.

                 "Subsidiary" of any Person shall mean any other Person (whether now existing or hereafter organized or acquired) in which (other than directors qualifying shares required by law) at least a majority of the securities or other ownership interests of each class having ordinary voting power or analogous right (other than securities or other ownership interests which have such power or right only by reason of the happening of a contingency), at the time as of which any determination is being made, are owned, beneficially and of record, by such Person or by one or more of the other Restricted Subsidiaries of such Person or by any combination thereof. Unless otherwise specified, reference to "Subsidiary" shall mean a Subsidiary of the Company.

                 "Termination Date" shall mean the earlier to occur of (a) January 25, 2004 and (b) the date on which the Commitments shall be terminated pursuant to Section 2.2 or 6.2.

                 "Unrestricted Subsidiary" shall mean (i) any Subsidiary of the Company (other than the Guarantors or any successor to any of them) that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a resolution of such Board; but only to the extent that such Subsidiary: (a) has no Indebtedness other than Non-Recourse Debt; (b) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company; (c) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (x) to subscribe for additional Equity Interests or (y) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; (d) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries; and (e) has at least one director on its board of directors that is not a director or executive officer of the Company or any of its Restricted Subsidiaries and has at least one executive officer that is not a director or executive officer of the Company or any of its Restricted Subsidiaries. Any such designation by the Board of Directors shall be evidenced to the Agent by filing with the Agent a certified copy of the resolution of such Board giving effect to such designation and an officers' certificate certifying that such designation complied with the foregoing conditions and did not violate any covenant of this Agreement. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the indenture with respect to the Senior Unsecured Debt and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under any covenant herein, the Company shall be in default of such covenant). The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (i) such Indebtedness is permitted under the covenant contained in this Agreement, (ii) no Default or Event of Default would be in existence following such designation.

                 "Year 2000 Issues" shall mean anticipated costs, problems and uncertainties associated with the inability of certain computer applications to effectively handle data including dates on and after January 1, 2000, as such inability affects the business, operations and financial condition of the
Company and its Restricted Subsidiaries and of the Company's and its Subsidiaries' material customers, suppliers and vendors.


                 "Year 2000 Program" is defined in Section 4.17.

                  Other Definitions; Rules of Construction. As used herein, the terms "Agent", "Banks", "Company" and "this Agreement" shall have the respective meanings ascribed thereto in the introductory paragraph of this Agreement, and the term "Guaranteed Obligations" shall have the meaning ascribed thereto in
Section 8.1 of this Agreement. Such terms, together with the other terms defined in Section 1.1, shall include both the singular and the plural forms thereof and shall be construed accordingly. All computations required hereunder and all financial terms used herein shall be made or construed in accordance with Generally Accepted Accounting Principles unless such principles are inconsistent with the express requirements of this Agreement; provided that, if the Company notifies the Agent that the Company wishes to amend any covenant in Article V to eliminate the effect of any change in Generally Accepted Accounting Principles in the operation of such covenant (or if the Agent notifies the Company that the Required Banks wish to amend Article V for such purpose), then the Company's compliance with such covenant shall be determined on the basis of Generally Accepted Accounting Principles in effect immediately before the relevant change in Generally Accepted Accounting Principles became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Company and the Required Banks. Use of the terms "herein", "hereof", and "hereunder" shall be deemed references to this Agreement in its entirety and not to the Section or clause in which such term appears. References to "Sections" and "subsections" shall be to Sections and subsections, respectively, of this Agreement unless otherwise specifically provided.


ARTICLE 2.
THE COMMITMENTS AND THE ADVANCES

Commitment of the Banks.

     Advances. Each Bank agrees, for itself only, subject to the terms and conditions of this Agreement, to make Loans to the Company pursuant to Section
2.4 and Section 3.3 and to participate in Letter of Credit Advances to the Company pursuant to Section 2.4, from time to time from and including the Effective Date to but excluding the Termination Date, not to exceed in aggregate principal amount at any time outstanding the amount determined pursuant to
Section 2.1(b).

     Limitation on Amount of Advances. Notwithstanding anything in this Agreement to the contrary, (i) the aggregate principal amount of the Advances made by any Bank at any time outstanding shall not exceed the amount of its respective Commitment as of the date any such Advance is made, provided, however, that the aggregate principal amount of Letter of Credit Advances outstanding at any time shall not exceed $5,000,000, and (ii) the aggregate principal amount of all Advances at any time outstanding shall not exceed the amount of the Borrowing Base as of the date of the Borrowing Base Certificate dated or next preceding the date any such Advance is made.


Termination and Reduction of Commitments.

     The Company shall have the right to terminate or reduce the Commitments at any time and from time to time at its option, provided that (i) the Company shall give notice of such termination or reduction to the Agent (with sufficient executed copies for each Bank) specifying the amount and effective date thereof,
(ii) each partial reduction of the Commitments shall be in a minimum amount of $5,000,000 and in an integral multiple of $1,000,000 and shall reduce the Commitments of all of the Banks proportionately in accordance with the respective commitment amounts for each such Bank set forth in the signature pages hereof next to name of each such Bank, (iii) no such termination or reduction shall be permitted with respect to any portion of the Commitments as to which a request for an Advance pursuant to Section 2.4 is then pending and
(iv) the Commitments may not be terminated if any Advances are then outstanding and may not be reduced below the principal amount of Advances then outstanding. The Commitments or any portion thereof terminated or reduced pursuant to this
Section 2.2, whether optional or mandatory, may not be reinstated.

     For purposes of this Agreement, a Letter of Credit advance (i) shall be deemed outstanding in an amount equal to the sum of the maximum amount available to be drawn under the related Letter of Credit on or after the date of determination and on or before the stated expiry date thereof plus the amount of any draws under such Letter of Credit that have not been reimbursed as provided in Section 3.3 and (ii) shall be deemed outstanding at all times on and before such stated expiry date or such earlier date on which all amounts available to be drawn under such Letter of Credit have been fully drawn, and thereafter until all related reimbursement obligations have been paid pursuant to Section 3.3. As provided in Section 3.3, upon each payment made by the Agent in respect of any draft or other demand for payment under any Letter of Credit, the amount of any Letter of Credit Advance outstanding immediately prior to such payment shall be automatically reduced by the amount of each Loan deemed advanced in respect of the related reimbursement obligation of the Company.

Fees.

     The Company agrees to pay to each Bank a commitment fee on the daily average unused amount of its respective Commitment, for the period from the Effective Date to but excluding the Termination Date, at a rate equal to one-half of one percent (1/2 of 1%) per annum during the period ending on the 30th day of April, 1999, and thereafter at a per annum rate equal to the Applicable Margin. Accrued commitment fees shall be payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing on the first such Business Day occurring after the Effective Date, and on the Termination Date.

     The Company agrees to pay to the Banks a facility fee in the amount of $150,000. Such facility fee shall be payable on or prior to the Effective Date.

     On or before the date of issuance of any Letter of Credit, the Company agrees (i) to pay to the Banks in the case of a standby Letter of Credit a fee computed at a per annum rate equal to the Applicable Margin for Eurodollar Rate Loans in effect at the time of issuance of such Letter of Credit for the period from and including such date to and including the stated expiry date of such Letter of Credit, and in the case of a commercial Letter of Credit equal to one-half of one percent (1/2 of 1%), in both cases of the maximum amount available to be drawn under such Letter of Credit, and (ii) to pay an additional fee to the Agent for its own account computed at a per annum rate equal to one-quarter of one percent (1/4 of 1%) on such maximum amount. Such fees are nonrefundable and the Company shall not be entitled to any rebate of any portion thereof if such Letter of Credit does not remain outstanding through its stated expiry date or for any other reason. The Company further agrees to pay to the Agent, on demand, such other customary administrative fees, charges and expenses of the Agent in respect of the issuance, negotiation, acceptance, amendment, transfer and payment of such Letter of Credit or otherwise payable pursuant to the application and related documentation under which such Letter of Credit is issued.

     The Company agrees to pay to the Agent an agency fee for its services as Agent under this Agreement in such amounts as may from time to time be agreed upon by the Company and the Agent.

Disbursement of Advances.

     The Company shall give the Agent telephonic notice of its request for each Advance not later than 2:00 p.m. Detroit time (i) three Eurodollar Business Days prior to the date such Advance is requested to be made if such Advance is to be made as a Eurodollar Rate Loan, (ii) five Business Days prior to the date any Letter of Credit Advance is requested to be made, and (iii) on the same Business Day that such Advance is requested to be made in all other cases, which notice shall specify whether a Eurodollar Rate Loan or Adjusted Base Rate Loan or a Letter of Credit Advance is requested and, in the case of each requested Eurodollar Rate Loan, the Interest Period to be initially applicable to such Loan and, in the case of each Letter of Credit Advance, such information as may be necessary for the issuance thereof by the Agent. The Agent, not later than the date of any requested Adjusted Base Rate Loan and not later than the Business Day next succeeding the day such notice is given with respect to a Letter of Credit Advance and not later than the day such notice is given with respect to a Eurodollar Rate Loan, shall provide notice of such requested
Advance to each Bank, provided that in the case of Adjusted Base Rate Loans where the Agent elects to settle with the Banks weekly instead of at the time of each such Loan, the Agent shall provide notice of such Loans on the weekly settlement date next following the dates on which they are requested. Subject to the terms and conditions of this Agreement, the proceeds of each such requested Loan shall be made available to the Company by depositing the proceeds thereof in immediately available funds, in an account maintained and designated by the Company at the principal office of the Agent. Subject to the terms and conditions of this Agreement, the Agent shall, on the date any Letter of Credit Advance is requested to be made, issue the related Letter of Credit on behalf of the Banks for the account of the Company. Notwithstanding anything herein to the contrary, the Agent may decline to issue any requested Letter of Credit on the basis that the beneficiary, the purpose of issuance or the terms or the conditions of drawing are unacceptable to it in its reasonable discretion.

     Each Bank, on the date any Borrowing in the form of a Loan is requested to be made, or on the date the Agent requests such Bank to make available its share of such Borrowing pursuant to Section 2.4(c), shall make its pro rata share of such Borrowing available in immediately available, freely transferable, cleared funds for disbursement to the Company or application by the Agent to a reduction of its Loans made pursuant to Section 2.4(c), pursuant to the terms and conditions of this Agreement at the principal office of the Agent. Unless the Agent shall have received notice from any Bank prior to the date such Borrowing is requested to be made under this Section 2.4 that such Bank will not make available to the Agent such Bank's pro rata portion of such Borrowing, the Agent may assume that such Bank has made such portion available to the Agent on the date such Borrowing is requested to be made in accordance with this Section 2.4. If and to the extent such Bank shall not have so made such pro rata portion available to the Agent, the Agent may (but shall not be obligated to) make such amount available to the Company, and such Bank and the Company severally agree to pay to the Agent forthwith on demand such amount together with interest thereon, for each day from the date such amount is made available to the Company by the Agent until the date such amount is repaid to the Agent, at the Federal Funds Rate. If such Bank shall pay such amount to the Agent together with interest, such amount so paid shall constitute a Loan by such Bank as a part of such the related Borrowing for purposes of this Agreement. The failure of any Bank to make its pro rata portion of any such Borrowing available to the Agent shall not relieve any other Bank of its obligations to make available its pro rata portion of such Borrowing on the date such Borrowing is requested to be made, but no Bank shall be responsible for failure of any other Bank to make such pro rata portion available to the Agent on the date of any such Borrowing.

     Administrative  Convenience  Loans.

     (i) With respect to any Adjusted Base Rate Loan requested on a day other than the day chosen by the Agent for weekly settlements with the Banks, the Agent may elect, for administrative convenience, to make such requested Loan itself and to defer until the next following weekly settlement date notifying the Banks of such requested Loan. Each Bank's Commitment shall be deemed utilized by an amount equal to such Bank's pro rata share (based on such Bank's Commitment) of each such Loan made solely by the Agent for purposes of determining the amount of Advances required to be made by such Bank, but no Bank's Commitment, other than the Agent's, shall be deemed utilized for purposes of determining commitment fees under Section 2.3(a). Each Bank shall be absolutely and unconditionally obligated to fund its pro rata share (based on such Bank's Commitment) of any such Loan or, if applicable, purchase a participating interest in any such Loan pursuant to Section 2.4(c)(ii) and such obligation shall not be affected by any circumstance, including, without limitation, (A) any set-off, counterclaim, recoupment, defense or other right which such Bank has or may have against the Agent or anyone else for any reason whatsoever; (B) the occurrence or continuance of a Default or an Event of Default, subject to Section 2.4(c)(ii); (C) any adverse change in the condition (financial or otherwise) of the Company or any of its Restricted Subsidiaries;
(D) any breach of this Agreement by the Company or any of the Guarantors or any other Bank; or (E) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing (including without limitation the Company's failure to satisfy any conditions contained in Article II or any other provision of this Agreement).

     (ii) If, for any reason (including without limitation as a result of the occurrence of an Event of Default with respect to the Company pursuant to
Section 6.1(h)), Loans may not be made by the Banks as described in Section 2.4(c)(i), then (A) the Company agrees that each Loan not paid pursuant to
Section 2.4(c)(i) shall bear interest, payable on demand by the Agent, at the Overdue Rate, and (B) effective on the date each such Loan would otherwise have been made by it, each Bank severally agrees that it shall unconditionally and irrevocably, without regard to the occurrence of any Default or Event of Default, in lieu of deemed disbursement of loans, to the extent of such Bank's Commitment, purchase a participating interest in each such Loan by paying its participation percentage thereof. Each Bank will immediately transfer to the Agent, in same day funds, the amount of its participation. Each Bank shall share on a pro rata basis (calculated by reference to its Commitment) in any interest which accrues thereon and in all repayments thereof. If and to the extent that any Bank shall not have so made the amount of such participating interest available to the Agent, such Bank and the Company severally agree to pay to the Agent forthwith on demand such amount together with interest thereon, for each day from the date of demand by the Agent until the date such amount is paid to the Agent, at (x) in the case of the Company, the interest rate specified above and (y) in the case of such Bank, the Federal Funds Rate.

     All Loans made under this Section 2.4 shall be evidenced by the Notes, and all such Loans shall be due and payable and bear interest as provided in Article
III. Each Bank is hereby authorized by the Company to record on the schedule attached to the Notes, or in its books and records, the date, amount and type of each Loan and the duration of the related Interest Period (if applicable), the amount of each payment or prepayment of principal thereon, and the other information provided for on such schedule, which schedule or books and records, as the case may be, shall constitute prima facie evidence of the information so recorded, provided, however, that failure of any Bank to record, or any error in recording, any such information shall not relieve the Company of its obligation to repay the outstanding principal amount of the Loans, all accrued interest thereon and other amounts payable with respect thereto in accordance with the terms of the Notes and this Agreement. Subject to the terms and conditions of this Agreement, the Company may borrow Loans under this Section 2.4 and under
Section 3.3,  prepay Loans pursuant to Section 3.1 and reborrow Loans under this
Section 2.4 and under Section 3.3.

     Nothing in this Agreement shall be construed to require or authorize any Bank to issue any Letter of Credit, it being recognized that the Agent has the sole obligation under this Agreement to issue Letters of Credit on behalf of the Banks, and the Commitment of each Bank with respect to Letter of Credit Advances is expressly conditioned upon the Agent's performance of such obligations. Upon such issuance by the Agent, each Bank shall automatically acquire a pro rata risk participation interest in such Letter of Credit Advance based on the amount of its respective Commitment. If the Agent shall honor a draft or other demand for payment presented or made under any Letter of Credit, the Agent shall provide notice thereof to each Bank on the date such draft or demand is honored unless the Company shall have satisfied its reimbursement obligation under
Section 3.3 by payment to the Agent on such date. Each Bank, on such date, shall make its pro rata share of the amount paid by the Agent available in immediately available funds at the principal office of the Agent for the account of the Agent. If and to the extent such Bank shall not have made such pro rata portion available to the Agent, such Bank and the Company severally agree to pay to the Agent forthwith on demand such amount together with interest thereon, for each day from the date such amount was paid by the Agent until such amount is so made available to the Agent at a per annum rate equal to the Federal Funds Rate. If such Bank shall pay such amount to the Agent together with such interest, such amount so paid shall constitute a Loan by such Bank as part of the Borrowing disbursed in respect of the reimbursement obligation of the Company under
Section 3.3 for purposes of this Agreement. The failure of any Bank to make its pro rata portion of any such amount paid by the Agent available to the Agent shall not relieve any other Bank of its obligation to make available its pro rata portion of such amount, but no Bank shall be responsible for failure of any other Bank to make such pro rata portion available to the Agent.

     Conditions for First Disbursement. The obligation of the Banks to make the first Advance hereunder is subject to receipt by each Bank and the Agent of the following documents and completion of the following matters, in form and substance satisfactory to each Bank and the Agent:

     Charter Documents. Certificates of recent date of the appropriate authority or official of the Company's and each Guarantor's respective state of incorporation or organization (listing all charter documents of the Company and each Guarantor, respectively, on file in that office if such listing is available) and certifying as to the good standing and corporate existence of the Company and each Guarantor that is a corporation, and as to the existence and status of each Guarantor that is a limited liability company, together with copies of such charter documents of the Company and each Guarantor, certified as of a recent date by such authority or official and certified as true and correct as of the Effective Date by a duly authorized officer of the Company;

     By-Laws and Corporate Authorizations. Copies of the by-laws or operating agreement of the Company and each Guarantor together with all authorizing resolutions and evidence of other corporate or limited liability company action taken by the Company and each Guarantor to authorize the execution, delivery and performance by the Company and each Guarantor of this Agreement, the Notes and the Security Documents to which the Company and such Guarantor, respectively, is a party and the consummation by the Company and such Guarantor, respectively, of the transactions contemplated hereby, certified as true and correct as of the Effective Date by a duly authorized officer of the Company and each Guarantor, respectively;

     Incumbency Certificate. Certificates of incumbency of the Company and each Guarantor containing, and attesting to the genuineness of, the signatures of those officers, members or managers authorized to act on behalf of the Company and such Guarantor in connection with this Agreement, the Notes and the Security Documents to which the Company or such Guarantor is a party and the consummation by the Company and such Guarantor of the transactions contemplated hereby, certified as true and correct as of the Effective Date by a duly authorized officer of the Company and each Guarantor;

     Notes. The Notes duly executed on behalf of the Company for each Bank;

     Security Documents. The Security Documents duly executed on behalf of the Company and each Guarantor, as the case may be, granting to the Banks and the Agent the collateral and security intended to be provided pursuant to Section 2.11, together with:

     Recording, Filing, Etc. Evidence of the recordation, filing and other action (including payment of any applicable taxes or fees) in such jurisdictions as the Agent may deem necessary or appropriate with respect to the Security Documents, including the filing of financing statements and similar documents which the Agent may deem necessary or appropriate to create, preserve or perfect the liens, security interests and other rights intended to be granted to the Banks or the Agent thereunder, together with Uniform Commercial Code record searches in such offices as the Agent may request;

     Leased Property; Landlord Waivers. A schedule setting forth all real property leased by the Company and each Guarantor in which inventory is located, together with copies of the related leases, certified as true and correct as of the Effective Date by a duly authorized officer of the Company, and an agreement of each landlord under such leases, in form and substance acceptable to the Banks and the Agent, waiving its distraint, lien and similar rights with respect to any property subject to the Security Documents and agreeing to permit the Banks and the Agent to enter such premises in connection therewith;

     Casualty and Other Insurance. Evidence that the casualty and other insurance required pursuant to Section 5.1(c) of this Agreement and pursuant to each Security Agreement is in full force and effect; and

     Intercompany Notes and Security Agreements. The original copies of the Intercompany Notes, and copies of security agreements and financing statements given by the Guarantors to the Company granting to the Company security interests in their accounts and inventory, that are expressly made junior to the security interest of the Agent in such assets, and that in the case of such financing statements show the assignment by the Company of its rights as secured party to the Agent.

     (f) Subordination Agreements with respect to Shareholder Subordinated Debt. Subordination agreements executed by James LaCrosse and Norma Johnston subordinating to the Loans all Indebtedness to them for borrowed money of the company and the Guarantors.

     (g) Subrogation and Contribution Agreement. A subrogation and contribution agreement in form satisfactory to the Agent executed by the Guarantors.

     (h) Legal Opinions. The favorable written opinion of Ice Miller Donadio & Ryan, counsel for the Company and each Guarantor in substantially the form of Exhibit F hereto.

     (i) Consents, Approvals, Etc. Copies of all governmental and nongovernmental consents, approvals, authorizations, declarations, registrations or filings, if any, required on the part of the Company or any Guarantor in connection with the execution, delivery and performance of this Agreement, the Notes, the Security Documents or the transactions contemplated hereby or as a condition to the legality, validity or enforceability of this Agreement, the Notes or any of the Security Documents, certified as true and correct and in full force and effect as of the Effective Date by a duly authorized officer of the Company, or, if none are required, a certificate of such officer to that effect;

     (j) Fees. The facility fee described in Section 2.3(b); and

     (k) Senior Unsecured Debt Issue and Repayment of Indebtedness. The Company shall have successfully placed the issue of Senior Unsecured Debt and shall have applied the proceeds thereof and of Loans under this Agreement to repay all Indebtedness and other obligations outstanding under the Second Amended and Restated Credit Agreement among NWS-Indiana, certain lenders, NBD Bank and NBD Bank, N.A. as Agents dated September 2, 1997 and all Indebtedness and other obligations of NWS-Illinois and NWS-Illinois, LLC under the Second Amended and Restated Credit Agreement among NWS-Illinois certain lenders and NBD Bank and NBD Bank, N.A., as Agents, dated as of September 2, 1997, and other debt described on Schedule 2.5(k) hereof; and the Banks shall have received certified copies of the documents evidencing the Senior Unsecured Debt issue.

     (l) Solvency Certificate. A Solvency Certificate from each of the Company and the Guarantors in a form acceptable to the Agent.

     (m) Year 2000. Information reasonably satisfactory to the Agent and the Required Banks regarding the Company's Year 2000 Program.

     (n) Other. Such other documents, and completion of such other matters, as the Agent may reasonably request.

     Further Conditions for Disbursements. The obligation of the Banks to make any Advance (including the first Advance), or any continuation or conversion under Section 2.7 is further subject to the satisfaction of the following conditions precedent:

     The representations and warranties contained in Article 4 hereof and in the Security Documents shall be true and correct on and as of the date such Advance is made (both before and after such Advance is made) as if such representations and warranties were made on and as of such date;

     No Default or Event of Default shall exist or shall have occurred and be continuing on the date such Advance is made (whether before or after such Advance is made); The Agent shall have received the latest Borrowing Base
Certificate required pursuant to Section 5.1(d)(v) prior to the date such Advance is made; and

     In the case of any Letter of Credit Advance, the Company shall have delivered to the Agent an application for the related Letter of Credit and other related documentation requested by and acceptable to the Agent appropriately completed and duly executed on behalf of the Company.

The Company shall be deemed to have made a representation and warranty to the Banks at the time of the making of, and the continuation or conversion of, each Advance to the effects set forth in clauses (a) and (b) of this Section 2.6. For purposes of this Section 2.6 the representations and warranties contained in
Section 4.6 hereof shall be deemed made with respect to both the financial statements referred to therein and the most recent financial statements delivered pursuant to Section 5.1(d)(ii) and (iii).

                  Subsequent Elections as to Loans. The Company may elect (a) to continue a Eurodollar Rate Loan, or a portion thereof, as a Eurodollar Rate Loan or (b) may elect to convert a Eurodollar Rate Loan, or a portion thereof, to a Loan of another type or (c) elect to convert an Adjusted Base Rate Loan, or a portion thereof, to a Eurodollar Rate Loan in each case by giving telephonic notice thereof to the Agent not later than 2:00 p.m. Detroit time four
Eurodollar Business Days prior to the date any such continuation of or conversion to a Eurodollar Rate Loan is to be effective and not later than 2:00 p.m. Detroit time one Business Day prior to the date such continuation or conversion is to be effective in all other cases, provided that an outstanding Eurodollar Rate Loan may only be converted on the last day of the then current Interest Period with respect to such Loan, and provided, further, if a continuation of a Loan as, or a conversion of a Loan to, a Eurodollar Rate Loan is requested, such notice shall also specify the Interest Period to be applicable thereto upon such continuation or conversion. The Agent, not later than the Business Day next succeeding the day such notice is given, shall provide notice of such election to the Banks. If the Company shall not timely deliver such a notice with respect to any outstanding Eurodollar Rate Loan, the Company shall be deemed to have elected to convert such Eurodollar Rate Loan to an Adjusted Base Rate Loan on the last day of the then current Interest Period with respect to such Loan.

                  Limitation of Requests and Elections. Notwithstanding any other provision of this Agreement to the contrary, if, upon receiving a request for a Eurodollar Rate Loan pursuant to Section 2.4, or a request for a continuation of a Eurodollar Rate Loan as a Eurodollar Rate Loan of the then existing type, or a request for a conversion of an Adjusted Base Rate Loan to a Eurodollar Rate Loan pursuant to Section 2.7, (a) in the case of any Eurodollar Rate Loan, deposits in Dollars for periods comparable to the Interest Period elected by the Company are not available to any Bank in the London interbank market, or (b) the Eurodollar Rate will not adequately and fairly reflect the cost to any Bank of making, funding or maintaining the related Eurodollar Rate Loan, or (c) by reason of national or international financial, political or economic conditions or by reason of any applicable law, treaty or other international agreement, rule or regulation (whether domestic or foreign) now or hereafter in effect, or the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by any Bank with any guideline, request or directive of such authority (whether or not having the force of law), including without limitation exchange controls, it is impracticable, unlawful or impossible for, or shall limit or impair the ability of, (i) any Bank to make or fund the relevant Loan or to continue such Loan as a Loan of the then existing type or to convert a Loan to such a Loan or (ii) the Company to make or any Bank to receive any payment under this Agreement at the place specified for payment hereunder or to freely convert any amount paid into Dollars at market rates of exchange or to transfer any amount paid or so converted to the address of its principal office specified in Section 9.2, then the Company shall not be entitled, so long as such circumstances continue, to request a Loan of the affected type pursuant to
Section 2.4 or a continuation of or conversion to a Loan of the affected type pursuant to Section 2.7. In the event that such circumstances no longer exist, the Banks shall again consider requests for Loans of the affected type pursuant to Section 2.4, and requests for continuations of and conversions to Loans of the affected type pursuant to Section 2.7.

                  Minimum Amounts; Limitation on Number of Loans; Etc. Except for (a) Advances which exhaust the entire remaining amount of the Commitments, and (b) payments required pursuant to Section 3.1(c) or Section 3.8, each Eurodollar Rate Loan and each continuation of or conversion to a Eurodollar Rate Loan pursuant to Section 2.7 and each prepayment thereof shall be in a minimum amount of $3,000,000 and in an integral multiple of $1,000,000, and each Adjusted Base Rate Loan and each continuation of or conversion to an Adjusted Base Rate Loan shall be in a minimum amount of $250,000 and in an integral multiple of $50,000. The aggregate number of Eurodollar Rate Loans outstanding at any one time under this Agreement may not exceed five.

                  Borrowing Base Adjustments. The Company agrees that if at any time any trade account receivable or any inventory of the Company fails to constitute an Eligible Account Receivable or Eligible Inventory, as the case may be, for any reason, the Agent may, at any time and notwithstanding any prior classification of eligibility, classify such asset or property as ineligible and exclude the same from the computation of the Borrowing Base without in any way impairing the rights of the Banks and the Agent in and to the same under the Security Agreement.

                  Security and Collateral. To secure the payment when due of the Notes and all other obligations of the Company under this Agreement to the Banks and the Agent, the Company shall execute and deliver, or cause to be executed and delivered, to the Banks and the Agent Security Documents granting the following:

     Security interests in all present and future accounts and inventory of the Company.

     Security interests in all present and future accounts and inventory of the Guarantors.

     Security interests in the Intercompany Notes and in the collateral securing such Intercompany Notes.


ARTICLE 3.
PAYMENTS AND PREPAYMENTS OF ADVANCES

Principal Payments and Prepayments.

     Unless earlier payment is required under this Agreement, the Company shall pay to the Banks on the Termination Date the entire outstanding principal amount of the Loans.

     The Company may at any time and from time to time prepay all or a portion of the Loans, without premium or penalty, provided that (i) the Company may not prepay any portion of any Loan as to which an election for a continuation of or a conversion to a Eurodollar Rate Loan is pending pursuant to Section 2.4, and
(ii) unless earlier payment is required under this Agreement, any Eurodollar Rate Loan may only be prepaid on the last day of the then current Interest Period with respect to such Loan.

     If at any time the aggregate outstanding principal amount of the Revolving Credit Advances shall exceed the lesser of Borrowing Base or the aggregate Commitments, the Company shall forthwith pay to the Bank, without demand, an amount not less than the amount of such excess for application to the outstanding principal amount of the Loans, provided that if any such prepayment would be in excess of the outstanding amount of the Loans, the Company shall deliver cash collateral to the Agent to secure the outstanding Letters of Credit in the amount of such excess which is greater than the outstanding Loans and the Company hereby grants to the Agent, for the benefit of the Banks, a first priority lien and security interest in such collateral, and all such cash collateral shall be under the sole and exclusive control of the Agent.

     Interest Payments. The Company shall pay interest to the Banks on the unpaid principal amount of each Loan, for the period commencing on the date such Loan is made until such Loan is paid in full, on each Interest Payment Date and at maturity (whether at stated maturity, by acceleration or otherwise), and thereafter on demand, at the following rates per annum:

     During such periods that such Loan is an Adjusted Base Rate Loan, the Adjusted Base Rate.

     During such periods that such Loan is a Eurodollar Rate Loan, the Eurodollar Rate applicable to such Loan for each related Eurodollar Interest Period.

Notwithstanding the foregoing paragraphs (a) and (b), the Company shall pay interest on demand by the Agent at the Overdue Rate on the outstanding principal amount of any Loan and any other amount payable by the Company hereunder (other than interest) at any time on or after an Event of Default if required in writing by the Required Banks.

Letter of Credit Reimbursement Payments.

     (i) The Company agrees to pay to the Banks, on the day on which the Agent shall honor a draft or other demand for payment presented or made under any Letter of Credit, an amount equal to the amount paid by the Agent in respect of such draft or other demand under such Letter of Credit and all expenses paid or incurred by the Agent relative thereto. Unless the Company shall have made such payment to the Banks on such day, upon each such payment by the Agent, the Agent shall be deemed to have disbursed to the Company, and the Company shall be deemed to have elected to satisfy its reimbursement obligation by, a Loan bearing interest at the Adjusted Base Rate for the account of the Banks in an amount equal to the amount so paid by the Agent in respect of such draft or other demand under such Letter of Credit. Such Loan shall be disbursed notwithstanding any failure to satisfy any conditions for disbursement of any Loan set forth in Article II hereof and, to the extent of the Loan so disbursed, the reimbursement obligation of the Company under this Section 3.3 shall be deemed satisfied; provided, however, that nothing in this Section 3.3 shall be deemed to constitute a waiver of any Default or Event of Default caused by the failure to the conditions for disbursement or otherwise.

     (ii) If, for any reason  (including  without  limitation as a result of the occurrence  of an Event of Default  with  respect  to the  Company  pursuant  to
Section 6.1(h)), Adjusted Base Rate Loans may not be made by the Banks as described in Section 3.3(a)(i), then (A) the Company agrees that each reimbursement amount not paid pursuant to the first sentence of Section 3.3(a)(i) shall bear interest, payable on demand by the Agent, at the interest rate then applicable to Adjusted Base Rate Loans, and (B) effective on the date each such Adjusted Base Rate Loan would otherwise have been made, each Bank severally agrees that it shall unconditionally and irrevocably, without regard to the occurrence of any Default or Event of Default, in lieu of deemed disbursement of loans, to the extent of such Bank's Commitment, purchase a participating interest in each reimbursement amount. Each Bank will immediately transfer to the Agent, in same day funds, the amount of its participation. Each Bank shall share on a pro rata basis (calculated by reference to its Commitment) in any interest which accrues thereon and in all repayments thereof. If and to the extent that any Bank shall not have so made the amount of such participating interest available to the Agent, such Bank and the Company severally agree to pay to the Agent forthwith on demand such amount together with interest thereon, for each day from the date of demand by the Agent until the date such amount is paid to the Agent, at (x) in the case of the Company, the interest rate then applicable to Adjusted Base Rate Loans and (y) in the case of such Bank, the Federal Funds Rate.

     The reimbursement obligation of the Company under this Section 3.3 shall be absolute, unconditional and irrevocable and shall remain in full force and effect until all obligations of the Company to the Banks hereunder shall have been satisfied, and such obligations of the Company shall not be affected, modified or impaired upon the happening of any event, including without limitation, any of the following, whether or not with notice to, or the consent of, the Company:

     Any lack of validity or enforceability of any Letter of Credit or any documentation relating to any Letter of Credit or to any transaction related in any way to such Letter of Credit (the "Letter of Credit Documents");

     Any amendment, modification, waiver, consent, or any substitution, exchange or release of or failure to perfect any interest in collateral or security, with respect to any of the Letter of Credit Documents;

     The existence of any claim, setoff, defense or other right which the Company may have at any time against any beneficiary or any transferee of any Letter of Credit (or any Persons or entities for whom any such beneficiary or any such transferee may be acting), the Agent or any Bank or any other Person or entity, whether in connection with any of the Letter of Credit Documents, the transactions contemplated herein or therein or any unrelated transactions;

     Any draft or other statement or document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

     Payment by the Agent to the beneficiary under any Letter of Credit against presentation of documents which do not comply with the terms of the Letter of Credit, including failure of any documents to bear any reference or adequate reference to such Letter of Credit;

     Any failure, omission, delay or lack on the part of the Agent or any Bank or any party to any of the Letter of Credit Documents to enforce, assert or exercise any right, power or remedy conferred upon the Agent, any Bank or any such party under this Agreement or any of the Letter of Credit Documents, or any other acts or omissions on the part of the Agent, any Bank or any such party;

     Any other event or circumstance that would, in the absence of this clause, result in the release or discharge by operation of law or otherwise of the Company from the performance or observance of any obligation, covenant or agreement contained in this Section 3.3.

No setoff, counterclaim, reduction or diminution of any obligation or any defense of any kind or nature which the Company has or may have against the beneficiary of any Letter of Credit shall be available hereunder to the Company against the Agent or any Bank.

Payment Method.

     All payments to be made by the Company hereunder will be made to the Agent for the account of the Banks in Dollars and in immediately available funds not later than 1:00 p.m. at the principal office of the Agent specified in Section
9.2. Payments received after 1:00 p.m. at the place for payment shall be deemed to be payments made prior to 1:00 p.m. at the place for payment on the next succeeding Business Day. The Company hereby authorizes the Agent to charge its account with the Agent in order to cause timely payment of amounts due hereunder to be made (subject to sufficient funds being available in such account for that purpose).

     At the time of making each such payment, the Company shall, subject to the other terms and conditions of this Agreement, specify to the Agent that Loan or other obligation of the Company hereunder to which such payment is to be applied. In the event that the Company fails to so specify the relevant obligation or if an Event of Default shall have occurred and be continuing, the Agent may apply such payments as it may determine in its sole discretion.

     On the day such payments are deemed received, the Agent shall remit to the Banks their pro rata shares of such payments in immediately available funds to the Banks at their respective address in the United States specified for notices pursuant to Section 9.2. In the case of payments of principal and interest on any Borrowing, such pro rata shares shall be determined with respect to each such Bank by the ratio which the outstanding principal balance of its Loan included in such Borrowing bears to the outstanding principal balance of the Loans of all of the Banks included in such Borrowing, and in the case of fees paid pursuant to Section 2.3 and other amounts payable hereunder (other than the Agent's fees payable pursuant to Section 2.3(d) and amounts payable to any Bank under Section 3.7), such pro rata shares shall be determined with respect to each such Bank by the ratio which the Commitment of such Bank bears to the Commitments of all the Banks.

     No Setoff or Deduction. All payments of principal of and interest on the Loans and other amounts payable by the Company hereunder shall be made by the Company without setoff or counterclaim, and free and clear of, and without deduction or withholding for, or on account of, any present or future taxes, levies, imposts, duties, fees, assessments, or other charges of whatever nature, imposed by any governmental authority, or by any department, agency or other political subdivision or taxing authority.

     Payment on Non-Business Day; Payment Computations. Except as otherwise provided in this Agreement to the contrary, whenever any installment of principal of, or interest on, any Loan or any other amount due hereunder becomes due and payable on a day which is not a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, in the case of any installment of principal, interest shall be payable thereon at the rate per annum determined in accordance with this Agreement during such extension. Computations of interest and other amounts due under this Agreement shall be made on the basis of a year of 365 or 366 days (360 days in the case of Eurodollar Rate Loans) for the actual number of days elapsed, including the first day but excluding the last day of the relevant period.

Additional Costs.

     In the event that any applicable law, treaty or other international agreement, rule or regulation (whether domestic or foreign) now or hereafter in effect and whether or not presently applicable to any Bank or the Agent, or any interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by any Bank or the Agent with any guideline, request or directive of any such authority (whether or not having the force of law), shall (a) affect the basis of taxation of payments to any Bank or the Agent of any amounts payable by the Company under this Agreement (other than taxes imposed on the overall net income of any Bank or the Agent, by the jurisdiction, or by any political subdivision or taxing authority of any such jurisdiction, in which any Bank or the Agent, as the case may be, has its principal office), or (b) shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by any Bank or the Agent, or (c) shall impose any other condition with respect to this Agreement, or any of the Commitments, the Notes or the Loans or any Letter of Credit, and the result of any of the foregoing is to increase the cost to any Bank or the Agent, as the case may be, of making, funding or maintaining any Eurodollar Rate Loan or any Letter of Credit or to reduce the amount of any sum receivable by any Bank or the Agent, as the case may be, thereon, then the Company shall pay to such Bank or the Agent, as the case may be, from time to time, upon request by such Bank (with a copy of such request to be provided to the Agent) or the Agent, additional amounts sufficient to compensate such Bank or the Agent, as the case may be, for such increased cost or reduced sum receivable to the extent, in the case of any Eurodollar Rate Loan, such Bank or the Agent is not compensated therefor in the computation of the interest rate applicable to such Eurodollar Rate Loan. A statement as to the amount of such increased cost or reduced sum receivable, prepared in good faith and in reasonable detail by such Bank or the Agent, as the case may be, and submitted by such Bank or the Agent, as the case may be, to the Company, shall be conclusive and binding for all purposes absent manifest error in computation.

     In the event that any applicable law, treaty or other international agreement, rule or regulation (whether domestic or foreign) now or hereafter in effect and whether or not presently applicable to any Bank or the Agent, or any interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by any Bank or the Agent with any guideline, request or directive of any such authority (whether or not having the force of law), including any risk-based capital guidelines, affects or would affect the amount of capital required or expected to be maintained by such Bank or the Agent (or any corporation controlling such Bank or the Agent) and such Bank or the Agent, as the case may be, determines that the amount of such capital is increased by or based upon the existence of such Bank's or the Agent's obligations hereunder and such increase has the effect of reducing the rate of return on such Bank's or the Agent's (or such controlling corporation's) capital as a consequence of such obligations hereunder to a level below that which such Bank or the Agent (or such controlling corporation) could have achieved but for such circumstances (taking into consideration its policies with respect to capital adequacy), then the Company shall pay to such Bank or the Agent, as the case may be, from time to time, upon request by such Bank (with a copy of such request to be provided to the Agent) or the Agent, additional amounts sufficient to compensate such Bank or the Agent (or such controlling corporation) for any increase in the amount of capital and reduced rate of return which such Bank or the Agent reasonably determines to be allocable to the existence of such Bank's or the Agent's obligations hereunder. A statement as to the amount of such compensation, prepared in good faith and in reasonable detail by such Bank or the Agent, as the case may be, and submitted by such Bank or the Agent to the Company, shall be conclusive and binding for all purposes absent manifest error in computation.

     Illegality and Impossibility. In the event that any applicable law, treaty or other international agreement, rule or regulation (whether domestic or foreign) now or hereafter in effect and whether or not presently applicable to any Bank, or any interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by any Bank with any guideline, request or directive of such authority (whether or not having the force of law), including without limitation exchange controls, shall make it unlawful or impossible for any Bank to maintain any Loan under this Agreement, (b) shall make it impracticable, unlawful or impossible for, or shall in any way limit or impair ability of, the Company to make or any Bank to receive any payment under this Agreement at the place specified for payment hereunder, the Company shall upon receipt of notice thereof from such Bank, repay in full the then outstanding principal amount of each Loan so affected, together with all accrued interest thereon to the date of payment and all amounts owing to such Bank under Section 3.8, (a) on the last day of the then current Interest Period applicable to such Loan if such Bank may lawfully continue to maintain such Loan to such day, or (b) immediately if such Bank may not continue to maintain such Loan to such day.

     Indemnification. If the Company makes any payment of principal with respect to any Eurodollar Rate Loan on any other date than the last day of an Interest
Period  applicable  thereto  (whether  pursuant to Section 3.1(c),  Section 3.7,
Section 6.2 or otherwise), or if the Company fails to borrow any Eurodollar Rate Loan after notice has been given to the Banks in accordance with Section 2.4, or if the Company fails to make any payment of principal or interest in respect of a Eurodollar Rate Loan when due, the Company shall reimburse each Bank on demand for any resulting loss or expense incurred by each such Bank, including without limitation any loss incurred in obtaining, liquidating or employing deposits from third parties, whether or not such Bank shall have funded or committed to fund such Loan. A statement as to the amount of such loss or expense, prepared in good faith and in reasonable detail by such Bank and submitted by such Bank to the Company, shall be conclusive and binding for all purposes absent manifest error in computation. Calculation of all amounts payable to such Bank under this
Section 3.9 shall be made as though such Bank shall have actually funded or committed to fund the relevant Eurodollar Rate Loan through the purchase of an underlying deposit in an amount equal to the amount of such Loan in the relevant market and having a maturity comparable to the related Interest Period and, through the transfer of such deposit to a domestic office of such Bank in the United States; provided, however, that such Bank may fund any Eurodollar Rate Loan in any manner it sees fit and the foregoing assumption shall be utilized only for the purpose of calculation of amounts payable under this Section 3.9.


ARTICLE 4.
REPRESENTATIONS AND WARRANTIES

     The Company represents and warrants to the Banks and the Agent that:

     Existence and Power. Each of the Company and the Guarantors is a corporation or a limited liability company duly organized, validly existing and in good standing under the laws of the state of its jurisdiction of incorporation or organization, as the case may be, and is duly qualified to do business, and is in good standing in all additional jurisdictions where such qualification is necessary under applicable law. Each of the Company and the Guarantors has all requisite corporate or limited liability company power to own or lease the properties used in its business and to carry on its business as now being conducted and as proposed to be conducted, and to execute and deliver this Agreement, the Notes and the Security Documents to which it is a party and to engage in the transactions contemplated by this Agreement.

     Authority. The execution, delivery and performance by the Company and each Guarantor of this Agreement, the Notes and the Security Documents to which it is a party have been duly authorized by all necessary corporate or limited liability company action and are not in contravention of any law, rule or regulation, or any judgment, decree, writ, injunction, order or award of any arbitrator, court or governmental authority, or of the terms of the Company's or the Guarantor's charter, by-laws, articles of organization or operating agreement or of any contract or undertaking to which the Company or any Guarantor is a party or by which the Company or any Guarantor or any of their respective property may be bound or affected and will not result in the imposition of any Lien on any of their property or of any of their Restricted Subsidiaries except for Permitted Liens.

     Binding Effect. This Agreement is, and the Notes and the Security Documents to which the Company or any Guarantor is a party when delivered hereunder will be, legal, valid and binding obligations of the Company and the Guarantor, respectively, enforceable against the Company and the Guarantor in accordance with their respective terms.

     Restricted and Unrestricted Subsidiaries. Schedule 4.4 hereto correctly sets forth the name, jurisdiction of incorporation or organization and ownership of each Subsidiary of the Company, and whether it is a Restricted Subsidiary or an Unrestricted Subsidiary. Each such Subsidiary and each corporation or limited liability company becoming a Subsidiary of the Company or any Guarantor after the date hereof is and will be a corporation or limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization and is and will be duly qualified to do business in each additional jurisdiction where such qualification is or may be necessary under applicable law. Each Subsidiary of the Company and each Guarantor has and will have all requisite corporate or limited liability company power to own or lease the properties used in its business and to carry on its business as now being conducted and as proposed to be conducted. All outstanding shares of Capital Stock of each class of each Subsidiary, the Company and each Guarantor have been and will be validly issued and are and will be fully paid and nonassessable, and, except as otherwise indicated in Schedule 4.4 hereto or disclosed in writing to the Agent and the Banks from time to time, all ownership interests in the company's subsidiaries, are and will be owned, beneficially and of record, by the Company or another Subsidiary of the Company free and clear of any Liens.

     Litigation. Except as set forth in Schedule 4.5 hereto, there is no action, suit or proceeding pending or, to the best of the Company's and the Guarantors' knowledge, threatened against or affecting the Company, any Guarantor or any of their respective Subsidiaries before or by any court, governmental authority or arbitrator, which if adversely decided might have a Material Adverse Effect and, to the best of the Company's and the Guarantor's knowledge, there is no basis for any such action, suit or proceeding.

     Financial Condition. The individual and combined balance sheet of NWS-Indiana and NWS-Illinois and the individual and combined statements of income, retained earnings and cash flows of NWS-Indiana and NWS-Illinois for the fiscal year ended March 31, 1998 and reported on by Ernst & Young, independent certified public accountants, and the interim combined balance sheet and interim combined statements of income, retained earnings and cash flows of NWS-Indiana and NWS-Illinois, as of or for the six-month period ended on September 30, 1998, copies of which have been furnished to the Banks, fairly present the combined financial position of NWS-Indiana and NWS-Illinois as at the respective dates thereof, and the combined results of operations of NWS-Indiana and NWS-Illinois for the respective periods indicated, all in accordance with Generally Accepted Accounting Principles consistently applied (subject, in the case of said interim statements, to year-end audit adjustments). There has been no event or development which has had or could reasonably be expected to have a Material Adverse Effect since March 31, 1998. There is no material Contingent Liability of the Company or any of its Restricted Subsidiaries that is not reflected in such financial statements or in the notes thereto.

     Corporate Restructuring and Future Financial Statements. All of the shares of NWS-Illinois. and NWS-Indiana, which were previously owned by James LaCrosse and Norma Johnston, have been transferred to the Company, and NWS-Illinois and NWS-Indiana are wholly-owned Subsidiaries of the Company. The financial statements of the Company, NWS-Illinois, NWS-Indiana and the other Restricted Subsidiaries of the Company, are now prepared on a Consolidated basis and the financial statements of the Company and its Restricted Subsidiaries pursuant to
Section 5.1(d) will fairly present the Consolidated financial position of the Company and its Restricted Subsidiaries as at the respective dates thereof and the Consolidated results of operations of the Company and its Restricted Subsidiaries for the respective periods indicated, all in accordance with Generally Accepted Accounting Principles consistently applied (subject, in the case of interim statements, to year-end audit adjustments).

     Use of Advances. The Company will use the proceeds of the Advances for its general corporate purposes and to make loans to the Guarantors for their general corporate purposes, which loans will be evidenced by Intercompany Notes pledged to the Agent by the Company. Neither the Company nor any Guarantor nor any of their respective Restricted Subsidiaries extends or maintains, in the ordinary course of business, credit for the purpose, whether immediate, incidental, or ultimate, of buying or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any Advance will be used for the purpose, whether immediate, incidental, or ultimate, of buying or carrying any such margin stock or maintaining or extending credit to others for such purpose. After applying the proceeds of each Advance, such margin stock will not constitute more than 25% of the value of the assets (either of the Company or any Guarantor alone or of the Company and the Guarantors and their respective Restricted Subsidiaries on a consolidated basis) that are subject to any provisions of this Agreement or any Security Document that may cause the Advances to be deemed secured, directly or indirectly, by margin stock.

     Consents, Etc. Except for such consents, approvals, authorizations, declarations, registrations or filings delivered by the Company and the Guarantors pursuant to Section 2.5(g), if any, each of which is in full force and effect, no consent, approval or authorization of or declaration, registration or filing with any governmental authority or any nongovernmental Person or entity, including without limitation any creditor, lessor or stockholder of the Company or any Guarantor or any of their respective Restricted Subsidiaries, is required on the part of the Company or any Guarantor in connection with the execution, delivery and performance of this Agreement, the Notes, the Security Documents or the transactions contemplated hereby or as a condition to the legality, validity or enforceability of this Agreement, the Notes or any of the Security Documents.

     Taxes. The Company and the Guarantors and their respective Restricted Subsidiaries have filed all tax returns (federal, state and local) required to be filed and have paid all taxes shown thereon to be due, including interest and penalties, or have established adequate financial reserves on their respective books and records for payment thereof in accordance with Generally Accepted Accounting Principles. Neither the Company nor any Guarantor nor any of their respective Restricted Subsidiaries knows of any actual or proposed assessment for taxes based on income or any basis therefor, and no extension of time for the assessment of deficiencies in any such federal or state tax has been granted by the Company, any Guarantor or any such Subsidiary.

     Title to  Properties.  Except as otherwise  disclosed in the latest balance sheet delivered pursuant to Section 4.6 or 5.1(d) of this Agreement, the Company, the Guarantors or one or more of their respective Restricted Subsidiaries have good and marketable fee simple title to all of the real property, and a valid and indefeasible ownership interest in all of the other properties and assets (including, without limitation, the collateral subject to the Security Documents to which any of them is a party) reflected in said balance sheet or subsequently acquired by the Company, any Guarantor or any such Subsidiary. All of such properties and assets are free and clear of any Lien, except for Permitted Liens.

     Borrowing Base. All trade accounts receivable and inventory of the Company represented or reported by the Company to be, or are otherwise included in, Eligible Accounts Receivable and Eligible Inventory comply in all respects with the requirements therefor set forth in the definition thereof, and the computation of the Borrowing Base set forth in each Borrowing Base Certificate is true and correct.

     ERISA. The Company, the Guarantors, their respective Restricted Subsidiaries, their ERISA Affiliates and their respective Plans are in compliance in all material respects with those provisions of ERISA and of the Code which are applicable with respect to any Plan. No Prohibited Transaction and no Reportable Event has occurred with respect to any such Plan. None of the Company, any Guarantor, any of their respective Restricted Subsidiaries or any of their ERISA Affiliates is an employer with respect to any Multiemployer Plan. The Company, the Guarantors, their respective Restricted Subsidiaries and their ERISA Affiliates have met the minimum funding requirements under ERISA and the Code with respect to each of their respective Plans, if any, and have not incurred any liability to the PBGC or any Plan. The execution, delivery and performance of this Agreement, the Notes and the Security Documents do not constitute a Prohibited Transaction. There is no material Unfunded Benefit
Liability, with respect to any Plan of the Company, any Guarantor, their respective Restricted Subsidiaries or their ERISA Affiliates.

     Disclosure. No report or other information furnished in writing or on behalf of the Company or any Guarantor to any Bank or the Agent in connection with the negotiation or administration of this Agreement contains any material misstatement of fact or omits to state any material fact or any fact necessary to make the statements contained therein not misleading in light of the circumstances in which they were made. Neither this Agreement, the Notes, the Security Documents nor any other document, certificate, or report or statement or other information furnished to any Bank or the Agent by or on behalf of the Company or any Guarantor in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading in light of the circumstances in which they were made. There is no fact known to the Company or any Guarantor which has or which in the future may have (so far as the Company or any Guarantor can now foresee) a Material Adverse Effect, which has not been set forth in this Agreement or in the other documents, certificates, statements, reports and other information furnished in writing to the Banks by or on behalf of the Company or any Guarantor in connection with the transactions contemplated hereby.

     No Default. Neither the Company nor any Subsidiary is in default or has received any written notice of default under or with respect to any of its Contractual Obligations in any respect which could have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

     No Burdensome Restrictions. No Requirement of Law or Contractual Obligation applicable to the Company or any Subsidiary could have a Material Adverse Effect on the financial condition or business of the Company and its Restricted Subsidiaries.

     4.17 Year 2000. The Company's program for remediating the Year 2000 Issues on a timely basis (the "Year 2000 Program") is accurately summarized on Schedule
4.17 hereto. Based on the assessment set forth in Schedule 4.17 the Company does not reasonably anticipate that Year 2000 Issues will have a Material Adverse Effect.


ARTICLE 5
COVENANTS

     Affirmative Covenants. Each of the Company and the Guarantors covenants and agrees that, until the Termination Date and thereafter until payment in full of the principal of and accrued interest on the Notes and the performance of all other obligations of the Company and the Guarantors under this Agreement, unless the Required Banks shall otherwise consent in writing, it shall, and shall cause each of their respective Restricted Subsidiaries to:

     Preservation of Corporate Existence, Etc. Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, and its qualification as a foreign corporation or limited liability company in good standing in each jurisdiction in which such qualification is necessary under applicable law, and the rights, licenses, permits (including those required under Environmental Laws), franchises, patents, copyrights, trademarks and trade names material to the conduct of its businesses; and defend all of the foregoing against all claims, actions, demands, suits or proceedings at law or in equity or by or before any governmental instrumentality or other agency or regulatory authority.

     Compliance with Laws, Etc. Comply in all material respects with all applicable laws, rules, regulations and orders of any governmental authority, whether federal, state, local or foreign (including without limitation ERISA, the Code and Environmental Laws), in effect from time to time; and pay and discharge promptly when due all taxes, assessments and governmental charges or levies imposed upon it or upon its income, revenues or property, before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise, which, if unpaid, might give rise to Liens upon such properties or any portion thereof, except to the extent that payment of any of the foregoing is then being contested in good faith by appropriate legal proceedings and with respect to which adequate financial reserves have been established on the books and records of the Company, any Guarantor or any of their respective Restricted Subsidiaries in accordance with Generally Accepted Accounting Principles.

     Maintenance of Properties; Insurance. Maintain, preserve and protect all property that is material to the conduct of the business of the Company, any Guarantor or any of their respective Restricted Subsidiaries and keep such property in good repair, working order and condition and from time to time make, or cause to be made all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times in accordance with customary and prudent business practices for similar businesses; and, in addition to that insurance required under the Security Documents, maintain in full force and effect insurance with responsible and reputable insurance companies or associations in such amounts, on such terms and covering such risks, including fire and other risks insured against by extended coverage, as is usually carried by companies engaged in similar businesses and owning similar properties similarly situated and maintain in full force and effect public liability insurance, insurance against claims for personal injury or death or property damage occurring in connection with any of its activities or any properties owned, occupied or controlled by it, in such amount as it shall reasonably deem necessary, and maintain such other insurance as may be required by law or as may be reasonably requested by the Required Banks for purposes of assuring compliance with this Section 5.1(c).

     Reporting Requirements. Furnish to the Banks and the Agent the following:

     Promptly and in any event within three Business Days after becoming aware of the occurrence of (A) any Default or Event of Default, (B) the commencement of any material litigation against, by or affecting the Company, any Guarantor or any of their respective Restricted Subsidiaries, and any material developments therein, or (C) entering into any material contract or undertaking that is not entered into in the ordinary course of business or (D) any development in the business or affairs of the Company, any Guarantor or any of their respective Subsidiaries, including, without limitation, developments with respect to Year 2000 Issues, which has resulted in or which is likely in the reasonable judgment of the Company or any Guarantor, to result in a Material Adverse Effect, a statement of a duly authorized officer of the Company or the Guarantor, as the case may be setting forth details of each such Default or Event of Default or such litigation, material contract or undertaking or development and the action which the Company, such Guarantor or such Subsidiary, as the case may be, has taken and proposes to take with respect thereto;

     As soon as available and in any event within 45 days after the end of each month of the Company, the Consolidated and consolidating balance sheet of the Company and its Restricted Subsidiaries, and of the Company and its
Subsidiaries, as of the end of such month, and the related Consolidated and consolidating statements of income, retained earnings and cash flows for the period commencing at the end of the previous fiscal year and ending with the end of such month, setting forth in each case in comparative form the corresponding figures for the corresponding date or period of the preceding fiscal year, all in reasonable detail and duly certified (subject to year-end audit adjustments) by the chief financial officer of the Company as having been prepared in accordance with Generally Accepted Accounting Principles, together with, in the case of the financial statements for the last month of each fiscal quarter, a certificate of a duly authorized officer of the Company stating (A) that no Default or Event of Default has occurred and is continuing or, if a Default or Event of Default has occurred and is continuing, a statement setting forth the details thereof and the action which the Company has taken and proposes to take with respect thereto, and (B) that a computation (which computation shall accompany such certificate and shall be in reasonable detail) showing compliance with Section 5.2(a) and (b) hereof is in conformity with the terms of this Agreement;

     As soon as available and in any event within 120 days after the end of each fiscal year of the Company, a copy of the Consolidated balance sheet of the Company and its Restricted Subsidiaries, and of the Company and its Subsidiaries, as of the end of such fiscal year and the related consolidated statements of income, retained earnings and changes in financial position of the Company and its Restricted Subsidiaries, and of the Company and its Subsidiaries, for such fiscal year, with a customary audit report of Ernst & Young, or other independent certified public accountants selected by the Company and acceptable to the Required Banks, without qualifications unacceptable to the Required Banks, together with a certificate of such accountants stating (A) that they have reviewed this Agreement and stating further whether, in the course of their review of such financial statements, they have become aware of any Default or Event of Default and, if such a Default or Event of Default exists and is continuing, a statement setting forth the nature and status thereof, and (B) that a computation by the Company (which computation shall accompany such certificate and shall be in reasonable detail) showing compliance with Section
5.2 (a) and (b) hereof is in conformity with the terms of this Agreement;

     Promptly after the sending or filing thereof, copies of all reports, proxy statements and financial statements which the Company or any Guarantor or any of their respective Restricted Subsidiaries sends to or files with any of their respective security holders or any securities exchange or the Securities and Exchange Commission or any successor agency thereof;

     Promptly and in any event within 10 calendar days following last day of each month, or within one Business Day following the last day of each week at any time when the Borrowing Base selected by the Company is equal to the sum of 80% of the value of Eligible Accounts Receivable plus 60% of the value of Eligible Inventory, a Borrowing Base certificate prepared as of the close of business on such last day, together with supporting schedules, in form and detail satisfactory to the Agent, setting forth such information as the Agent may request with respect to the aging, value, location, and ownership of such Eligible Accounts Receivable and Eligible Inventory, and other information relating to the computation of the Borrowing Base and the eligibility of any property or assets included in such computation, certified as true and correct by the chief financial officer of the Company;

     Promptly and in any event within 10 calendar days after receiving or becoming aware thereof (A) a copy of any notice of intent to terminate any Plan of the Company, any Guarantor, their respective Restricted Subsidiaries or any ERISA Affiliate filed with the PBGC, (B) a statement of the chief financial officer of the Company or any Guarantor, as the case may be; setting forth the details of the occurrence of any Reportable Event with respect to any such Plan,
(C) a copy of any notice that the Company, any Guarantor, any of their respective Restricted Subsidiaries or any ERISA Affiliate may receive from the PBGC relating to the intention of the PBGC to terminate any such Plan or to appoint a trustee to administer any such Plan, or (D) a copy of any notice of failure to make a required installment or other payment within the meaning of
Section 412(n) of the Code or Section 302(f) of ERISA with respect to any such Plan;

     As soon as available and in any event within 15 days after the end of each month, a report with respect to the Company and its Restricted Subsidiaries, listing their accounts receivable and accounts payable and the age thereof, and setting forth in summary form their inventory and its value, in form and detail satisfactory to the Agent, certified as true and correct by a duly authorized officer of the Company; and

     Promptly, such other information respecting the business, properties, operations or condition, financial or otherwise, of the Company, any Guarantor or any of their respective Restricted Subsidiaries as any Bank or the Agent may from time to time reasonably request.

     Accounting; Access to Records, Books, Etc. Maintain a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in accordance with Generally Accepted Accounting Principles and to comply with the requirements of this Agreement and, at any reasonable time and from time to time, (i) permit any Bank or the Agent or any agents or representatives thereof to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Company, the Guarantors and their respective Restricted Subsidiaries, and to discuss the affairs, finances and accounts of the Company, the Guarantors and their respective Restricted Subsidiaries with their respective directors, officers, employees and independent auditors, and by this provision each of the Company and the Guarantors hereby authorizes such Persons to discuss such affairs, finances and accounts with any Bank or the Agent, and (ii) during any fiscal quarter that the Borrowing Base is equal to the sum of 80% of the value of Eligible Accounts Receivable plus 60% of the value of Eligible Inventory, permit the Agent or any of its agents or representatives to conduct a comprehensive field audit of its books, records, properties and assets, including without limitation all collateral subject to the Security Documents, at any one time during such quarter, at the expense of the Company, and if a different Borrowing Base level is in effect permit the Agent to do so at any time, at the expense of the Banks; and

     Loans by the Company to the Restricted Subsidiaries. In the event that the Company makes loans or other advances to or for the benefit of a Restricted Subsidiary after the Effective Date that are not evidenced by an Intercompany Note delivered to the Agent, the Company will obtain an Intercompany Note from the borrowing Restricted Subsidiary to evidence such loans and advances and shall deliver it to the Agent pursuant to the Pledge Agreement.

     Additional Security and Collateral. Promptly (i) execute and deliver and cause each Restricted Subsidiary of the Company and the Guarantors to execute and deliver, additional Security Documents, within 30 days after request therefor by the Banks and the Agent, sufficient to grant to the Agent for the benefit of the Banks liens and security interests in any after acquired property of the type described in Section 2.11, and (ii) cause each Person becoming a Restricted Subsidiary of the Company or any Guarantor from time to time to execute and deliver to the Banks and the Agent, within 30 days after such Person becomes a Restricted Subsidiary, a Guaranty and Security Documents, together with other related documents described in Section 2.5, sufficient to grant to the Agent for the benefit of the Banks liens and security interests in all collateral of the type described in Section 2.11. The Company shall notify the Banks and the Agent, within 10 Business Days after the occurrence thereof, of the acquisition of any property by the Company or any Guarantor that is not subject to the existing Security Documents, any Person's becoming a Restricted Subsidiary and any other event or condition that may require additional action of any nature in order to preserve the effectiveness and perfected status of the liens and security interests of the Banks and the Agent with respect to such property pursuant to the Security Documents.

     (h) Addition of Covenants; Incorporation by Reference. If at any time the Company shall enter into or be a party to any instrument or agreement, including all such instruments or agreements in existence as of the date hereof and all such instruments or agreements entered into after the date hereof, relating to or amending any terms or conditions applicable to any of its Indebtedness or any issuance or placement of its equity which includes covenants, terms, conditions or defaults not substantially provided for in this Agreement or more favorable to the holder or holders thereof than those provided for in this Agreement, then the Company shall promptly so advise the Agent and the Banks. Thereupon, if the Agent shall request, upon notice to the Company, the Agent and the Banks shall enter into with the Company an amendment to this Agreement or an additional agreement (as the Agent may request), providing for substantially the same covenants, terms, conditions and defaults as those provided for in such instrument or agreement to the extent required and as may be selected by the Agent. In addition to the foregoing, any covenants, terms, conditions or defaults in the documents governing the Senior Unsecured Debt not substantially provided for in this Agreement or more favorable to the holders of the Senior Unsecured Debt than those provided for in this Agreement are hereby incorporated by reference into this Agreement to the same extent as if set forth fully herein.

     (i) Further Assurances. Will, and will cause each Guarantor to, execute and deliver within 30 days after request therefor by the Banks and the Agent, all further instruments and documents and take all further action that may be necessary or desirable, or that the Agent may request, in order to give effect to, and to aid in the exercise and enforcement of the rights and remedies of the Banks under, this Agreement, the Notes and the Security Documents, including without limitation causing each lessor of real property to the Company or any Guarantor in which inventory is located to execute and deliver to the Agent, prior to or upon the commencement of any such tenancy, an agreement in form and substance acceptable to the Banks and the Agent duly executed on behalf of such lessor waiving any distraint, lien and similar rights with respect to any property subject to the Security Documents and agreeing to permit the Banks and the Agent to enter such premises in connection therewith.

     (j) Year 2000. The Company will take and will cause each of its Restricted Subsidiaries to take all such actions as are reasonably necessary to successfully implement the Year 2000 Program and to assure that Year 2000 Issues will not have a Material Adverse Effect. At the request of the Agent, the Company will provide updates and progress reports with respect to the Year 2000 Program.

     Negative Covenants. Until the Termination Date and thereafter until payment in full of the principal of and accrued interest on the Notes and the performance of all other obligations of the Company and the Guarantors under this Agreement, the Company agrees that, unless the Required Banks shall otherwise consent in writing it shall not, and shall not permit any of its Restricted Subsidiaries to:

     Interest Coverage Ratio. Permit or suffer the Interest Coverage Ratio at any time to be less than 1.50 to 1.0 at any time during the period ending on March 30, 2000, and to be less than 1.75 to 1.0 on March 31, 2000 and at any time thereafter.

     Funded Debt Coverage Ratio. Permit or suffer the Funded Debt Coverage Ratio to be greater than 7.5 to 1.0 at any time during the period ending on September 29, 1999, and to be greater than 6.5 to 1.0 on September 30, 1999 and at any time thereafter.

     Indebtedness. Create, incur, assume or in any manner become liable in respect of, or suffer to exist, any Indebtedness other than:

The Advances;

     The Indebtedness described in Schedule 5.2(c) hereto, having the same terms as those existing on the date of this Agreement;

     Indebtedness of any Restricted Subsidiary of the Company owing to the Company or to any other Restricted Subsidiary of the Company;

Senior Unsecured Debt;

     Subordinated Debt of the Company or any of its Restricted Subsidiaries; and

     Indebtedness owing to any Bank that constitutes Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate risk with respect to any floating rate Indebtedness that is permitted by the terms of this Agreement to be outstanding (valued in an amount equal to the highest termination payment, if any, that would be payable upon termination for any reason on the date of determination) not exceeding in aggregate amount $25,000,000;

     (vii) Indebtedness in aggregate principal amount at any time outstanding not exceeding $5,000,000 which is secured by one or more liens permitted by
Section 5.2(d)(viii) hereof; and

     (viii) Additional Indebtedness not to exceed $10,000,000 in aggregate principal amount at any time outstanding.

     Liens. Create, incur or suffer to exist any Lien on any of the assets, rights, revenues or property, real, personal or mixed, tangible or intangible, whether now owned or hereafter acquired, of the Company or any of its Restricted Subsidiaries, other than:

     Liens for taxes not delinquent or for taxes being contested in good faith by appropriate proceedings and as to which adequate financial reserves have been established on its books and records in accordance with Generally Accepted Accounting Principles;

     Liens (other than any Lien imposed by ERISA or any Environmental Law) created and maintained in the ordinary course of business which are not material in the aggregate, and which would not have a Material Adverse Effect and which constitute (A) pledges or deposits under worker's compensation laws, unemployment insurance laws or similar legislation, (B) good faith deposits in connection with bids, tenders, contracts or leases to which the Company or any of its Restricted Subsidiaries is a party for a purpose other than borrowing money or obtaining credit, including rent security deposits, (C) liens imposed by law, such as those of carriers, warehousemen and mechanics, if payment of the obligation secured thereby is not yet due, (D) Liens securing taxes, assessments or other governmental charges or levies not yet subject to penalties for nonpayment, and (E) pledges or deposits to secure public or statutory obligations of the Company or any of its Restricted Subsidiaries, or surety, customs or appeal bonds to which the Company or any of its Restricted Subsidiaries is a party;

     Liens affecting real property which constitute minor survey exceptions or defects or irregularities in title, minor encumbrances, easements or reservations of, or rights of others for, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of such real property, provided that all of the foregoing, in the aggregate, do not at any time materially detract from the value of said properties or materially impair their use in the operation of the businesses of the Company or any of its Restricted Subsidiaries;

     Liens created pursuant to the Security Documents and Liens expressly permitted by the Security Documents;

     Each Lien described in Schedule 5.2(d) hereto may be suffered to exist upon the same terms as those existing on the date hereof;

     Liens in favor of the Company or any of its Restricted Subsidiaries as security for Indebtedness permitted by Section 5.2(c)(iii);

     The interest or title of a lessor under any lease otherwise permitted under this Agreement with respect to the property subject to such lease to the extent performance of the obligations of the Company or its Restricted Subsidiary thereunder is not delinquent by more than 30 days or is being contested in good faith; and

     (viii) Any lien created to secure payment of a portion of the purchase price of any tangible fixed asset, including, without limitation, real estate (including improvements thereto) and vehicles, acquired by the Company or any of its Restricted Subsidiaries may be created or suffered to exist upon such fixed asset if the outstanding principal amount of the Indebtedness secured by such Lien does not at any time exceed the purchase price paid by the Company or such Subsidiary for such fixed asset and the aggregate principal amount at any time outstanding of all Indebtedness secured by such Liens does not exceed $5,000,000, provided that such Lien does not encumber any other asset at any time owned by the Company or such Restricted Subsidiary, and provided, further, that not more than one such Lien shall encumber such fixed asset at any one time.

     Merger; Acquisitions; Etc. Subject to the limitations contained in Section 5.2(k), purchase or otherwise acquire, whether in one or a series of transactions, all or a substantial portion of the business, assets, rights, revenues or property, real, personal or mixed, tangible or intangible, of any Person, or all or a substantial portion of the Capital Stock of any other Person; nor merge or consolidate or amalgamate with any other Person or take any other action having a similar effect, provided, however, that this Section 5.2(e) shall not prohibit any merger or acquisition, including but not limited to those in which the consideration paid by the Company or a Restricted Subsidiary consists of its Capital Stock, if (i) the Company shall be the surviving or continuing corporation thereof, and (ii) immediately before and after such merger or acquisition, no Default or Event of Default shall exist or shall have occurred and be continuing and the representations and warranties contained in Article 4 shall be true and correct on and as of the date thereof (both before and after such merger or acquisition is consummated) as if made on the date such merger or acquisition is consummated, and (iii) the Company shall have provided to the Agent before such merger or acquisition pro forma financial statements reflecting the occurrence of such merger or acquisition demonstrating compliance with the covenants contained in this Agreement, certified by a duly authorized officer of the Company.

     Disposition of Assets; Etc. Sell, lease, license, transfer, assign or otherwise dispose of all or a substantial portion of its business, assets, rights, revenues or property, real, personal or mixed, tangible or intangible, whether in one or a series of transactions, other than inventory sold in the ordinary course of business upon customary credit terms and sales of obsolete material or equipment, provided, however, that this Section 5.2(f) shall not prohibit any such sale, lease, license, transfer, assignment or other disposition if (i) the aggregate book value (disregarding any write-downs of such book value other than ordinary depreciation and amortization) of all of the business, assets, rights, revenues and property disposed of (excluding the value of any Capital Stock of U.S. Beverage Company disposed of) after the date of this Agreement shall be less than three percent (3%) of such aggregate book value of the total assets of the Company or such Restricted Subsidiary, as the case may be, or (ii) with respect to a Restricted Subsidiary at least seventy-five percent (75%) of the consideration therefor received by such Restricted Subsidiary is either cash or the assumption of liabilities that are assumed by the transferee of any such assets pursuant to a novation agreement that releases the Restricted Subsidiary from further liability, and the cash proceeds are paid to the Company in reduction of such Restricted Subsidiary's Indebtedness to the Company, and paid by the Company to the Banks as a permanent reduction to the Commitments; and (iii) in the case of both (i) and (ii) above, immediately before and after such transaction no Default or Event of Default shall exist or shall have occurred and be continuing. Notwithstanding the above,
(a) the Company may sell the Capital Stock of U.S. Beverage Company; (b) the Company may sell its Cameron Springs bottled water business for fair market value provided that any non-cash consideration received therefor is in the form of securities registered under the Securities Act of 1933 or subject to a registration rights agreement providing for registration under the Securities Act of 1933 ninety days after the sale; (c) NWS-Illinois may transfer its asset primarily used in its U.S. Beverage division to U.S. Beverage Company; and (d) NWS-Illinois may sell beer franchises, brand labels and distribution rights for fair market value including cash royalty payments or cash payments over time.

     Nature of Business. Make any substantial change in the nature of its business from that engaged in on the date of this Agreement or engage in any other businesses other than those in which it is engaged on the date of this Agreement, other than businesses reasonably related thereto.

     Restricted Payments. Make, pay, declare or authorize any Restricted Payment, provided, however, that (i) the Company may make Restricted Payments with respect to any taxable year of the Company in the total amount not exceeding the federal, state and local income taxes incurred by attribution to the Company's shareholders of the S corporation taxable income of the Company for such taxable year; so long as there shall not then exist a Default or Event of Default, and so long as prior to such distribution the chief financial officer of the Company shall deliver to the Agent a certificate in form acceptable to the Agent stating that such distribution is in compliance with this Section 5.2(h), and (ii) the Company and the Restricted Subsidiaries may make additional Restricted Payments, provided that the aggregate of such additional Restricted Payments made after the Effective Date shall be less than the sum of (A) 50% of Consolidated Net Income for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the Effective Date to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus (B) 100% of the aggregate net cash proceeds received by the Company from the issue or sale since the Effective Date of Capital Stock of the Company (other than Capital Stock sold to a Subsidiary of the Company) and 100% of the capital contributions received by the Company after the Effective Date in cash, plus (C) one year and one day after the date of such receipt, 100% of the cash payments received by the Company after the Effective Date on a Company Shareholder Note Receivable, plus (D) to the extent that any Investment permitted under Section 5.2(k) hereof that was made after the Effective Date is sold for cash or otherwise liquidated or repaid for cash, the lesser of (x) the cash return of capital with respect to such Investment (less the cost of disposition, if any) and (y) the initial amount of such Investment, plus (E) 50% of any dividends received by the Company or a Restricted Subsidiary after the Effective Date from an Unrestricted Subsidiary, to the extent that such dividends were not otherwise included in Consolidated Net Income for such period, plus (F) provided that no Default or Event of Default has occurred and is continuing, $2,500,000.

     Capital Expenditures. Acquire or contract to acquire any fixed asset or make any other capital expenditure if the aggregate purchase price and other acquisition costs of all such fixed assets acquired and contracted to be acquired and other capital expenditures made by the Company or any of its Restricted Subsidiaries during any fiscal year of the Company would exceed, on a Consolidated basis, an amount equal to $10,000,000 in any fiscal year, plus with respect to any fiscal year after fiscal year 1999 the amount, if any, by which such costs and other capital expenditures in the preceding fiscal year were less than $10,000,000.

     Capital Leases. Permit or suffer the aggregate outstanding capitalized amount of all obligations under Capital Leases of the Company and its Restricted Subsidiaries at any time to exceed $5,000,000, excluding from this amount obligations on Capital Leases existing on the Effective Date and described on
Schedule 5.2(j).

     Investments. Make any Investments other than (i) Investments by the Company in any Restricted Subsidiary; (ii) extensions of trade credit made in the ordinary course of business on customary credit terms and commission, travel and similar advances made to officers and employees in the ordinary course of business; (iii) Investments in commercial paper of any United States issuer having the highest rating then given by Moody's Investors Service, Inc., or Standard & Poor's Corporation, direct obligations of and obligations fully guaranteed by the United States of America or any agency or instrumentality thereof, or certificates of deposit of any commercial bank which is a member of the Federal Reserve System and which has capital, surplus and undivided profit (as shown on its most recently published statement of condition) aggregating not less than $100,000,000, provided, however, that each of the foregoing Investments has a maturity date not later than one year after the acquisition thereof by the Company or any of its Restricted Subsidiaries; (iv) Investments in joint venture or similar arrangements, exclusive of Investments described in subsection (iii) above, and (except for loans and advances of credit) Unrestricted Subsidiaries in which the aggregate of all such Investments does not exceed, at any one time outstanding, an amount equal to 10% of Consolidated Tangible Assets; (v) those Investments described in Schedule 5.2(k) hereto, having the same terms as existing on the date of this Agreement, but no extension or renewal thereof shall be permitted; (vi) redemptions of the minority interest owned on the Effective Date by Martin H. Bart in NWS Illinois, LLC; and (vii) Investments permitted under Section 5.2(e).

     Transactions with Affiliates. Enter into, become a party to, or become liable in respect of, any contract or undertaking with any Affiliate except in the ordinary course of business and on terms not less favorable to the Company or such Restricted Subsidiary than those which could be obtained if such contract or undertaking were an arm's length transaction with a Person other than an Affiliate.

     Sale and Leaseback Transactions. Become or remain liable in any way, whether directly or by assignment or as a guarantor or other contingent obligor, for the obligations of the lessee or user under any lease or contract for the use of any real or personal property if such property is owned on the date of this Agreement or thereafter acquired by the Company or any of its Restricted Subsidiaries and has been or is to be sold or transferred to any other Person and was, is or will be used by the Company or any such Restricted Subsidiary for substantially the same purpose as such property was used by the Company or such Restricted Subsidiary prior to such sale or transfer.

     Payments and Modification of Subordinated Debt. Make any optional payment, prepayment or redemption of any Subordinated Debt, nor amend or modify, or consent or agree to any amendment or modification, which would shorten any maturity or increase the amount of any payment of principal or increase the rate (or require earlier payment) of interest on any such Subordinated Debt, nor amend the subordination provisions of any agreement under which any Subordinated Debt is issued or created or otherwise related thereto, nor enter into any agreement or arrangement providing for the defeasance of any Subordinated Indebtedness.

     Payments and Modification of Senior Unsecured Debt. Make any optional payment, prepayment or any optional or mandatory redemption of any Senior Unsecured Debt, nor amend or modify, or consent or agree to any amendment or modification, which would shorten any maturity or increase the amount of any payment of principal or increase the rate (or require earlier payment) of interest on any such Senior Unsecured Debt, nor enter into any agreement or arrangement providing for the defeasance of any Senior Unsecured Debt; provided, that the Company may make redemptions of Senior Unsecured Debt that are permitted or required by the terms of the indenture governing the Senior Unsecured Debt from the cash proceeds of a sale of common stock of the Company, if (i) immediately before and after such redemption, no Default or Event of Default shall exist or shall have occurred and be continuing (ii) the representations and warranties contained in Article 4 shall be true and correct on and as of the date thereof (both before and after such redemption is consummated) as if made on the date such redemption is consummated, and (iii) the Company shall have provided to the Agent before such redemption pro forma financial statements reflecting the occurrence of such redemption demonstrating compliance with the covenants contained in this Agreement, certified by a duly authorized officer of the Company.

     Negative Pledge Limitation. Enter into any agreement with any Person other than the Banks pursuant hereto which prohibits or limits the ability of the Company or any Subsidiary to create, incur, assume or suffer to exist any Lien in favor of the Agent and the Banks upon any of its assets, rights, revenues or property, real, personal or mixed, tangible or intangible, whether now owned or hereafter acquired, except for any such prohibitions or limitations contained in the indenture governing the Senior Unsecured Debt as in effect on the Effective Date.

     Inconsistent Agreements. Enter into any agreement containing any provision which would be violated or breached by this Agreement or any of the transactions contemplated hereby or by performance by the Company or any of its Restricted Subsidiaries of its obligations in connection therewith.

     Accounting Changes. The Company shall not change its fiscal year or make any significant changes (i) in accounting treatment and reporting practices except as permitted by generally accepted accounting principles and disclosed to the Banks, or (ii) in tax reporting treatment except as permitted by law and disclosed to the Banks.


ARTICLE 6.
DEFAULT

     Events of Default. The occurrence of any one of the following events or conditions shall be deemed an "Event of Default" hereunder unless waived pursuant to Section 9.1:

     Nonpayment. The Company shall fail to pay when due any principal of the Notes, or any reimbursement obligation under Section 3.3 (whether by deemed disbursement of a Loan or otherwise), or failure to pay any interest on the Notes or any fees or any other amount payable hereunder, which failure continues for a period of five days; or

     Misrepresentation.  Any  representation  or warranty made by the Company in
Article 4 hereof or by the Company or any Guarantor in any Security Document or any other certificate, report, financial statement or other document furnished by or on behalf of the Company or any Guarantor in connection with this Agreement, shall prove to have been incorrect in any material respect when made or deemed made; or

     Certain Covenants. The Company or any Guarantor shall fail to perform or observe any term, covenant or agreement contained in Article 5 hereof, and any such failure shall remain unremedied for 30 calendar days after notice thereof shall have been given to the Company or such Guarantor, as the case may be, by the Agent; or

     Other Defaults. The Company or any Guarantor shall fail to perform or observe any other term, covenant or agreement contained in this Agreement or in any Security Document, and any such failure shall remain unremedied for 30 calendar days after notice thereof shall have been given to the Company or such Guarantor, as the case may be, by the Agent (or such longer or shorter period of time as may be specified in such Security Document); or

     Cross Default. The Company or any Restricted Subsidiary shall fail to pay any part of the principal of, the premium, if any, or the interest on, or any other payment of money due under any of its Indebtedness (other than Indebtedness hereunder), beyond any period of grace provided with respect thereto, which individually or together with other such Indebtedness as to which any such failure exists has an aggregate outstanding principal amount in excess of $1,000,000; or if the Company or any Restricted Subsidiary fails to perform or observe any other term, covenant or agreement contained in, or if any other event or condition occurs or exists under, any agreement, document or instrument evidencing or securing any such Indebtedness having such aggregate outstanding principal amount, or under which any such Indebtedness was incurred, issued or created, beyond any period of grace, if any, provided with respect thereto if the effect of such failure is either (i) to cause, or permit the holders of such Indebtedness (or a trustee on behalf of such holders) to cause, any payment in respect of such Indebtedness to become due prior to its due date or (ii) to permit the holders of such Indebtedness (or a trustee on behalf of such holders) to elect a majority of the board of directors of the Company; or

     Judgments. One or more judgments or orders for the payment of money in an aggregate amount of $1,000,000 shall be rendered against the Company or any Restricted Subsidiary, or any other judgment or order (whether or not for the payment of money) shall be rendered against or shall affect the Company or any Restricted Subsidiary which causes or could cause a material adverse change in the business, properties, operations or condition, financial or otherwise, of the Company or any Restricted Subsidiary or which does or could have a material adverse effect on the legality, validity or enforceability of this Agreement, the Notes or any Security Document, and either (i) such judgment or order shall have remained unsatisfied and the Company or such Restricted Subsidiary shall not have taken action necessary to stay enforcement thereof by reason of pending appeal or otherwise, prior to the expiration of the applicable period of limitations for taking such action or, if such action shall have been taken, a final order denying such stay shall have been rendered, or (ii) enforcement proceedings shall have been commenced by any creditor upon any such judgment or order; or

     ERISA. The occurrence of a Reportable Event that results in or could result in liability of the Company, any Restricted Subsidiary or their ERISA Affiliates to the PBGC or to any Plan and such Reportable Event is not corrected within thirty (30) days after the occurrence thereof; or the occurrence of any Reportable Event which could constitute grounds for termination of any Plan of the Company, any Restricted Subsidiary or their ERISA Affiliates by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer any such Plan and such Reportable Event is not corrected within thirty (30) days after the occurrence thereof; or the filing by the Company, any Restricted Subsidiary or any of their ERISA Affiliates of a notice of intent to terminate a Plan or the institution of other proceedings to terminate a Plan; or the Company, any Restricted Subsidiary or any of their ERISA Affiliates shall fail to pay when due any liability to the PBGC or to a Plan; or the PBGC shall have instituted proceedings to terminate, or to cause a trustee to be appointed to administer, any Plan of the Company, any Guarantor, Restricted Subsidiary or any of their ERISA Affiliates; or any Person engages in a Prohibited Transaction with respect to any Plan which results in or could result in liability of the Company, Restricted Subsidiary, any of their ERISA Affiliates, any Plan of the Company, any Restricted Subsidiary or their ERISA Affiliates or fiduciary of any such Plan; or failure by the Company, any Restricted Subsidiary or any of their ERISA Affiliates to make a required installment or other payment to any Plan within the meaning of Section 302(f) of ERISA or Section 412(n) of the Code that results in or could result in liability of the Company, any Restricted Subsidiary or any of their ERISA Affiliates to the PBGC or any Plan; or the withdrawal of the Company, any Restricted Subsidiary or any of their ERISA
Affiliates from a Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(9a)(2) of ERISA; or the Company, any Restricted Subsidiary or any of their ERISA Affiliates becomes an employer with respect to any Multiemployer Plan without the prior written consent of the Required Banks; or

     Insolvency, Etc. The Company or any Restricted Subsidiary shall be dissolved or liquidated (or any judgment, order or decree therefor shall be entered), or shall generally not pay its debts as they become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors, or shall institute, or there shall be instituted against the Company or any Restricted Subsidiary, any proceeding or case seeking to adjudicate it a bankrupt or insolvent or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief or protection of debtors or seeking the entry of an order for relief, or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its assets, rights, revenues or property, and, if such proceeding is instituted against the Company or such Restricted Subsidiary and is being contested by the Company or such Restricted Subsidiary, as the case may be, in good faith by appropriate proceedings, such proceeding shall remain undismissed or unstayed for a period of 60 days; or the Company or such Restricted Subsidiary shall take any action (corporate or other) to authorize or further any of the actions described above in this subsection; or

     Loan Documents. Any event of default described in any Loan Document shall have occurred and be continuing, or any material provision of Article 8 hereof or of any Loan Document shall at any time for any reason cease to be valid and binding and enforceable against any obligor thereunder, or the validity, binding effect or enforceability thereof shall be contested by any Person, or any obligor shall deny that it has any or further liability or obligation thereunder, or any Loan Document shall be terminated, invalidated or set aside, or be declared ineffective or inoperative or in any way cease to give or provide to the Banks and the Agent the benefits purported to be created thereby.

     Control. James LaCrosse, and trusts established by him for the benefit of his spouse and issue, shall cease to own directly or indirectly free and clear of all Liens at least 65% of the securities of the Company of each class having ordinary voting power for the election of directors (other than securities which have such power only by reason of the happening of a contingency); or any Person other than James LaCrosse and Norma Johnston shall possess, directly or indirectly, the power to direct or cause the direction of the management and policies of the Company, whether through the ownership of voting securities or by contract or otherwise.

Remedies.

     Upon the occurrence and during the continuance of any Event of Default, the Agent may and, upon being directed to do so by the Required Banks, shall by notice to the Company (i) terminate the Commitments or (ii) declare the outstanding principal of, and accrued interest on, the Notes, all unpaid reimbursement obligations in respect of drawings under Letters of Credit and all other amounts owing under this Agreement to be immediately due and payable, or
(iii) demand immediate delivery of cash collateral, and the Company agrees to deliver such cash collateral upon demand, in an amount equal to the maximum amount that may be available to be drawn at any time prior to the stated expiry of all outstanding Letters of Credit, or any one or more of the foregoing, whereupon the Commitments shall terminate forthwith and all such amounts, including such cash collateral, shall become immediately due and payable, provided that in the case of any event or condition described in Section 6.1(h) with respect to the Company or any Restricted Subsidiary, the Commitments shall automatically terminate forthwith and all such amounts, including such cash collateral, shall automatically become immediately due and payable without notice; in all cases without demand, presentment, protest, diligence, notice of dishonor or other formality, all of which are hereby expressly waived. Such cash collateral delivered in respect of outstanding Letters of Credit shall be deposited in a special cash collateral account to be held by the Agent as collateral security for the payment and performance of the Company's obligations under this Agreement to the Banks and the Agent.

     The Agent may and, upon being directed to do so by the Required Banks, shall, in addition to the remedies provided in Section 6.2(a), exercise and enforce any and all other rights and remedies available to it, whether arising under this Agreement, the Notes or any Security Document or under applicable law, in any manner deemed appropriate by the Agent, including suit in equity, action at law, or other appropriate proceedings, whether for the specific performance (to the extent permitted by law) of any covenant or agreement contained in this Agreement or in the Notes or any Security Document or in aid of the exercise of any power granted in this Agreement, the Notes or any Security Document.

     Upon the occurrence and during the continuance of any Event of Default, each Bank may at any time and from time to time, without notice to the Company or any Guarantor (any requirement for such notice being expressly waived by the Company and each Guarantor) set off and apply against any and all of the obligations of the Company and each Guarantor now or hereafter existing under this Agreement, whether owing to such Bank or any other Bank or the Agent, any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Bank to or for the credit or the account of the Company or any Guarantor and any property of the Company or any Guarantor from time to time in possession of such Bank, irrespective of whether or not such Bank shall have made any demand hereunder and although such obligations may be contingent and unmatured. Each of the Company and the Guarantors hereby grants to the Banks and the Agent a lien on and security interest in all such deposits, indebtedness and property as collateral security for the payment and performance of the obligations of the Company and each Guarantor under this Agreement. The rights of such Bank under this Section 6.2(c) are in addition to other rights and remedies (including, without limitation, other rights of setoff) which such Bank may have.


ARTICLE 7.
THE AGENT AND THE BANKS

     Appointment and Authorization. Each Bank hereby irrevocably appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement, the Notes and the Security Documents as are delegated to the Agent by the terms hereof or thereof, together with all such powers as are reasonably incidental thereto. The provisions of this Article 7 are solely for the benefit of the Agent and the Banks, and neither the Company nor any Guarantor shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement, the Agent shall act solely as agent of the Banks and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for the Company.

     Agent and Affiliates. NBD Bank in its capacity as a Bank hereunder shall have the same rights and powers hereunder as any other Bank and may exercise or refrain from exercising the same as though it were not the Agent. NBD Bank and its affiliates may (without having to account therefor to any Bank) accept deposits from, lend money to, and generally engage in any kind of banking, trust, financial advisory or other business with the Company, any Guarantor or any of their respective Restricted Subsidiaries as if it were not acting as Agent hereunder, and may accept fees and other consideration therefor without having to account for the same to the Banks.

     Scope of Agent's Duties. The Agent shall have no duties or responsibilities except those expressly set forth herein, and shall not, by reason of this Agreement, have a fiduciary relationship with any Bank, and no implied covenants, responsibilities, duties, obligations or liabilities shall be read into this Agreement or shall otherwise exist against the Agent. As to any matters not expressly provided for by this Agreement (including, without limitation, collection and enforcement actioned under the Notes and the Security Documents), the Agent shall not be required to exercise any discretion or take any action, but the Agent shall take such action or omit to take any action pursuant to the reasonable written instructions of the Required Banks and may request instructions from the Required Banks. The Agent shall in all cases be fully protected in acting, or in refraining from acting, pursuant to the written instructions of the Required Banks (or all of the Banks, as the case may be, in accordance with the requirements of this Agreement), which instructions and any action or omission pursuant thereto shall be binding upon all of the Banks;
provided, however, that the Agent shall not be required to act or omit to act if, in the judgment of the Agent, such action or omission may expose the Agent to personal liability or is contrary to this Agreement, the Notes or the Security Documents or applicable law.

     Reliance by Agent. The Agent shall be entitled to rely upon any certificate, notice, document or other communication (including any cable, telegram, telex, facsimile transmission or oral communication) believed by it to be genuine and correct and to have been sent or given by or on behalf of a proper Person. The Agent may treat the payee of any Note as the holder thereof unless and until the Agent receives written notice of the assignment thereof pursuant to the terms of this Agreement signed by such payee and the Agent receives the written agreement of the assignee that such assignee is bound hereby to the same extent as if it had been an original party hereto. The Agent may employ agents (including without limitation collateral agents) and may consult with legal counsel (who may be counsel for the Company), independent public accountants and other experts selected by it and shall not be liable to the Banks, except as to money or property received by it or its authorized agents, for the negligence or misconduct of any such agent selected by it with reasonable care or for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

     Default. The Agent shall not be deemed to have knowledge of the occurrence of any Default or Event of Default, unless the Agent has received written notice from a Bank or the Company or any Guarantor specifying such Default or Event of Default and stating that such notice is a "Notice of Default". In the event that the Agent receives such a notice, the Agent shall give written notice thereto to the Banks.

     Liability of Agent. Neither the Agent nor any of its directors, officers, agents, or employees shall be liable to the Banks for any action taken or not taken by it or them in connection herewith with the consent or at the request of the Required Banks or in the absence of its or their own gross negligence or willful misconduct. Neither the Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any recital, statement, warranty or representation contained in this Agreement, any Note or any Security Document, or in any certificate, report, financial statement or other document furnished in connection with this Agreement, (ii) the performance or observance of any of the covenants or agreements of the Company or any Guarantor, (iii) the satisfaction of any condition specified in Article II hereof, or (iv) the validity, effectiveness, legal enforceability, value or genuineness of this Agreement, Notes or the Security Documents or any collateral subject thereto or any other instrument or document furnished in connection herewith.

     Nonreliance on Agent and Other Banks. Each Bank acknowledges and agrees that it has, independently and without reliance on the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Company and the Guarantors and decision to enter into this Agreement and that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decision in taking or not taking action under this Agreement. The Agent shall not be required to keep itself informed as to the performance or observance by the Company or any Guarantor of this Agreement, the Notes or the Security Documents or any other documents referred to or provided for herein or to inspect the properties or books of the Company or any Guarantor and, except for notices, reports and other documents and information expressly required to be furnished to the Banks by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Bank with any information concerning the affairs, financial condition or business of the Company, any Guarantor or any of their respective Restricted Subsidiaries which may come into the possession of the Agent or any of its affiliates.

     Indemnification. The Banks agree to indemnify the Agent (to the extent not reimbursed by the Company or any Guarantor, but without limiting any obligation of the Company or any Guarantor to make such reimbursement), ratably according to the respective principal amounts of the Advances then outstanding made by each of them (or if no Advances are at the time outstanding, ratably according to the respective amounts of their Commitments), from and against any and all claims, damages, losses, liabilities, costs or expenses of any kind or nature whatsoever (including, without limitation, fees and disbursements of counsel) which may be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of this Agreement or the transactions contemplated hereby or any action taken or omitted by the Agent under this Agreement, provided, however, that no Bank shall be liable for any portion of such claims, damages, losses, liabilities, costs or expenses resulting from the Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Bank agrees to reimburse the Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including without limitation fees and expenses of counsel) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, to the extent that the Agent is not reimbursed for such expenses by the Company or any Guarantor, but without limiting the obligation of the Company or any Guarantor to make such reimbursement. Each Bank agrees to reimburse the Agent promptly upon demand for its ratable share of any amounts owing to the Agent by the Banks pursuant to this Section. If the indemnity furnished to the Agent under this Section shall, in the judgment of the Agent, be insufficient or become impaired, the Agent may call for additional indemnity from the Banks and cease, or not commence, to take any action until such additional indemnity is furnished.

     Successor Agent. The Agent may resign as such at any time upon ten days' prior written notice to the Company and the Banks. In the event of any such resignation, the Required Banks shall, by an instrument in writing delivered to the Company and the Agent, appoint a successor, which shall be a commercial bank organized under the laws of the United States or any State thereof and having a combined capital and surplus of at least $500,000,000. If a successor is not so appointed or does not accept such appointment before the Agent's resignation becomes effective, the retiring Agent may appoint a temporary successor to act until such appointment by the Required Banks is made and accepted or if no such temporary successor is appointed as provided above by the retiring Agent, the Required Banks shall thereafter perform all the duties of the Agent hereunder until such appointment by the Required Banks is made and accepted. Any successor to the Agent shall execute and deliver to the Company and the Banks an instrument accepting such appointment and thereupon such successor Agent, without further act, deed, conveyance or transfer shall become vested with all of the properties, rights, interests, powers, authorities and obligations of its predecessor hereunder with like effect as if originally named as Agent hereunder. Upon request of such successor Agent, the Company and the retiring Agent shall execute and deliver such instruments of conveyance, assignment and further assurance and do such other things as may reasonably be required for more fully and certainly vesting and confirming in such successor Agent all such properties, rights, interests, powers, authorities and obligations. The provisions of this Article VII shall thereafter remain effective for such retiring Agent with respect to any actions taken or omitted to be taken by such Agent while acting as the Agent hereunder.

     Sharing of Payments. The Banks agree among themselves that, in the event that any Bank shall obtain payment in respect of any Advance or any other obligation owing to the Banks under this Agreement through the exercise of a right of set-off, banker's lien, counterclaim or otherwise in excess of its ratable share of payments received by all of the Banks on account of the Advances and other obligations (or if no Advances are outstanding, ratably according to the respective amounts of the Commitments), such Bank shall promptly purchase from the other Banks participations in such Advances and other obligations in such amounts, and make such other adjustments from time to time, as shall be equitable to the end that all of the Banks share such payment in accordance with such ratable shares. The Banks further agree among themselves that if payment to a Bank obtained by such Bank through the exercise of a right of set-off, banker's lien, counterclaim or otherwise as aforesaid shall be rescinded or must otherwise be restored, each Bank which shall have shared the benefit of such payment shall, by repurchase of participations theretofore sold, return its share of that benefit to each Bank whose payment shall have been rescinded or otherwise restored. Each of the Company and the Guarantors agrees that any Bank so purchasing such a participation may, to the fullest extent permitted by law, exercise all rights of payment, including set-off, banker's lien or counterclaim, with respect to such participation as fully as if such Bank were a holder of such Advance or other obligation in the amount of such participation. The Banks further agree among themselves that, in the event that amounts received by the Banks and the Agent hereunder are insufficient to pay all such obligations or insufficient to pay all such obligations when due, the fees and other amounts owing to the Agent in such capacity shall be paid therefrom before payment of obligations owing to the Banks under this Agreement. Except as otherwise expressly provided in this Agreement, if any Bank or the Agent shall fail to remit to the Agent or any other Bank an amount payable by such Bank or the Agent to the Agent or such other Bank pursuant to this Agreement on the date when such amount is due, such payments shall be made together with interest thereon for each date from the date such amount is due until the date such amount is paid to the Agent or such other Bank at a rate per annum equal to the rate at which borrowings are available to the payee in its overnight federal funds market. It is further understood and agreed among the Banks and the Agent that if the Agent shall engage in any other transactions with the Company and shall have the benefit of any collateral or security therefor which does not expressly secure the obligations arising under this Agreement except by virtue of a so-called dragnet clause or comparable provision, the Agent shall be entitled to apply any proceeds of such collateral or security first in respect of the obligations arising in connection with such other transaction before application to the obligations arising under this Agreement.


ARTICLE 8.
GUARANTY

     As an inducement to the Banks and the Agent to enter into the transactions contemplated by this Agreement, each Guarantor agrees with the Banks and the Agent as follows:

Guaranty of Obligations.

     Each Guarantor hereby (i) guarantees, as principal obligor and not as surety only, to the Banks the prompt payment of the principal of and any and all accrued and unpaid interest (including interest which otherwise may cease to accrue by operation of any insolvency law, rule, regulation or interpretation thereof) on the Advances and all other obligations of the Company to the Banks and the Agent under this Agreement when due, whether by scheduled maturity, acceleration or otherwise, all in accordance with the terms of this Agreement and the Notes, including, without limitation, default interest, indemnification payments and all reasonable costs and expenses incurred by the Banks and the Agent in connection with enforcing any obligations of the Company hereunder, including without limitation the reasonable fees and disbursements of counsel,
(ii) guarantees to the Agent and the Banks the prompt and punctual performance and observance of each and every term, covenant or agreement contained in this Agreement and the Notes to be performed or observed on the part of the Company and (iii) agrees to make prompt payment, on demand, of any and all reasonable costs and expenses incurred by the Banks or the Agent in connection with enforcing the obligations of the Guarantors hereunder, including, without limitation, the reasonable fees and disbursements of counsel (all of the foregoing being collectively referred to as the "Guaranteed Obligations").

     If for any reason any duty, agreement or obligation of the Company contained in this Agreement shall not be performed or observed by the Company as provided therein, or if any amount payable under or in connection with this Agreement shall not be paid in full when the same becomes due and payable, each Guarantor undertakes to perform or cause to be performed promptly each of such duties, agreements and obligations and to pay forthwith each such amount to the Agent for the account of the Banks regardless of any defense or setoff or counterclaim which the Company may have or assert, and regardless of any other condition or contingency.

     Nature of Guaranty. The obligations of the Guarantors hereunder constitute an absolute and unconditional and irrevocable guaranty of payment and not a guaranty of collection and are wholly independent of and in addition to other rights and remedies of the Banks and the Agent and are not contingent upon the pursuit by the Banks and the Agent of any such rights and remedies, such pursuit being hereby waived by the Guarantors.

     Waivers and Other Agreements. Each Guarantor hereby unconditionally (a) waives any requirement that the Banks or the Agent, upon the occurrence of an Event of Default first make demand upon, or seek to enforce remedies against the Company before demanding payment under or seeking to enforce the obligations of the Guarantors hereunder, (b) covenants that the obligations of the Guarantors hereunder will not be discharged except by complete performance of all obligations of the Company contained in this Agreement and the Notes, (c) agrees that the obligations of the Guarantors hereunder shall remain in full force and effect without regard to, and shall not be affected or impaired, without limitation, by any invalidity, irregularity or unenforceability in whole or in part of this Agreement or the Notes, or any limitation on the liability of the Company thereunder, or any limitation on the method or terms of payment thereunder which may or hereafter be caused or imposed in any manner whatsoever (including, without limitation, usury laws), (d) waives diligence, presentment and protest with respect to, and any notice of default or dishonor in the payment of any amount at any time payable by the Company under or in connection with this Agreement or the Notes, and further waives any requirement of notice of acceptance of, or other formality relating to, the obligations of the Guarantors hereunder and (e) agrees that the Guaranteed Obligations shall include any amounts paid by the Company to the Banks or the Agent which may be required to be returned to the Company or to its representative or to a trustee, custodian or receiver for the Company.

     Obligations Absolute. The obligations, covenants, agreements and duties of the Guarantors under this Agreement shall not be released, affected or impaired by any of the following whether or not undertaken with notice to or consent of the Guarantors: (a) an assignment or transfer, in whole or in part, of the Advances made to the Company or of this Agreement or any Note although made without notice to or consent of the Guarantors, or (b) any waiver by any Bank or the Agent or by any other Person, of the performance or observance by the Company of any of the agreements, covenants, terms or conditions contained in this Agreement or in the other Loan Documents, or (c) any indulgence in or the extension of the time for payment by the Company of any amounts payable under or in connection with this Agreement or any other Loan Document, or of the time for performance by the Company of any other obligations under or arising out of this Agreement or any other Loan Document, or the extension or renewal thereof, or
(d) the modification, amendment or waiver (whether material or otherwise) of any duty, agreement or obligation of the Company set forth in this Agreement or any other Loan Document (the modification, amendment or waiver from time to time of this Agreement and the other Loan Documents being expressly authorized without further notice to or consent of the Guarantors), or (e) the voluntary or involuntary liquidation, sale or other disposition of all or substantially all of the assets of the Company or any receivership, insolvency, bankruptcy, reorganization, or other similar proceedings, affecting the Company or any of its assets, or (f) the merger or consolidation of the Company or the Guarantors with any other Person, or (g) the release of discharge of the Company or the Guarantors from the performance or observance of any agreement, covenant, term or condition contained in this Agreement or any other Loan Document, by operation of law, or (h) any other cause whether similar or dissimilar to the foregoing which would release, affect or impair the obligations, covenants, agreements or duties of the Guarantors hereunder.

     No Investigation by Banks or Agent. Each Guarantor hereby waives unconditionally any obligation which, in the absence of such provision, the Banks or the Agent might otherwise have to investigate or to assure that there has been compliance with the law of any jurisdiction with respect to the Guaranteed Obligations recognizing that, to save both time and expense, each Guarantor has requested that the Banks and the Agent not undertake such investigation. Each Guarantor hereby expressly confirms that the obligations of such Guarantor hereunder shall remain in full force and effect without regard to compliance or noncompliance with any such law and irrespective of any investigation or knowledge of any Bank or the Agent of any such law.

     Indemnity. As a separate, additional and continuing obligation, each Guarantor unconditionally and irrevocably undertakes and agrees with the Banks and the Agent that, should the Guaranteed Obligations not be recoverable from the Guarantors under Section 8.1 for any reason whatsoever (including, without limitation, by reason of any provision of this Agreement or the Notes or any other agreement or instrument executed in connection herewith being or becoming void, unenforceable, or otherwise invalid under any applicable law) then, notwithstanding any knowledge thereof by any Bank or the Agent at any time, each Guarantor as sole, original and independent obligor, upon demand by the Agent, will make payment to the Agent for the account of the Banks and the Agent of the Guaranteed Obligations by way of a full indemnity in such currency and otherwise in such manner as is provided in this Agreement and the Notes.

     Subordination, Subrogation, Etc. Each Guarantor agrees that any present or future indebtedness, obligations or liabilities of the Company to any Guarantor shall be fully subordinate and junior in right and priority of payment to any present or future indebtedness, obligations or liabilities of the Company to the Banks and the Agent. Each Guarantor waives any right of subrogation to the rights  of any  Bank or the  Agent  against  the  Company  or any  other  Person obligated for payment of the Guaranteed Obligations and any right of reimbursement or indemnity whatsoever arising or accruing out of any payment which any Guarantor may make pursuant to this Agreement and the Notes, and any right of recourse to security for the debts and obligations of the Company, unless and until the entire principal balance of and interest on the Guaranteed Obligations shall have been paid in full.

     Waiver. To the extent that it lawfully may, each Guarantor agrees that it will not at any time insist upon or plead, or in any manner whatsoever claim or take any benefit or advantage of any applicable present or future stay, extension or moratorium law, which may affect observance or performance of the provisions of this Agreement or the Notes; nor will it claim, take or insist upon any benefit or advantage of any present or future law providing for the evaluation or appraisal of any security for its obligations hereunder or the Company under this Agreement and under the Notes prior to any sale or sales thereof which may be made under or by virtue of any instrument governing the same; nor will it, after any such sale or sales claim or exercise any right, under any applicable law, to redeem any portion of such security so sold.

     8.9 Limitation of Guaranteed Amount. (a) As used hereinbelow, the following terms shall have the following respective meanings:

     "Adjusted Net Worth" of any Guarantor shall mean, as of any date of determination thereof, the excess of (i) the aggregate value of all assets of such Guarantor, contingent or otherwise, at a fair valuation, as of the date of such determination, over (ii) the sum of all liabilities of such Guarantor, contingent or otherwise, as of the date of such determination (excluding, however, all liabilities of such Guarantor in respect of this Guaranty).

     "Maximum Guaranteed Amount" of any Guarantor shall mean, as of any date of determination thereof, the greatest of (i) the aggregate amount of all Advances to or for the benefit of the Company to the extent that the proceeds thereof are extended directly to such Guarantor or are used to make a Valuable Transfer to such Guarantor, and (ii) ninety-five percent (95%) of the Adjusted Net Worth of such Guarantor at the date it incurred its obligation under this Guaranty, and
(iii) the maximum amount for which this Guaranty then may be enforced against such Guarantor.

     "Valuable Transfer" shall mean, in respect of any Guarantor, (i) all loans or advances made to such Guarantor with proceeds of the Advances which have not been repaid by such Guarantor, (ii) all capital contributions made to such Guarantor with proceeds of the Advances, (iii) all debt securities or other obligations of such Guarantor acquired from such Guarantor or retired by such Guarantor with proceeds of the Advances, (iv) the fair market value of all property acquired with proceeds of the Advances and transferred, absolutely and not as collateral, to such Guarantor, (v) all equity securities of such Guarantor acquired from such Guarantor with proceeds of the Advances, and (vi) the value of any quantifiable economic benefits not otherwise included in clauses (i) through (v) above, but includable in accordance with applicable federal and state laws governing determinations of fraudulent conveyances or the insolvency of debtors, accruing to such Guarantor as a result of the Advances.

     (b) Notwithstanding any other provision in this Guaranty to the contrary, the maximum liability of each Guarantor hereunder shall in no event exceed such Guarantor's Maximum Guaranteed Amount. Each Guarantor agrees, however, that the obligations guaranteed hereunder may at any time and from time to time exceed the Maximum Guaranteed Amount of such Guarantor or the aggregate Maximum Guaranteed Amounts of all of the Guarantors without impairing this Guaranty or affecting the rights and remedies of the Agent and the Banks. No payment or payments made by the Company or any receipt or collection by the Agent or any Bank or any setoff or appropriation or application at any time or from time to time in reduction or in payment of the obligations guaranteed hereunder shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder, and each Guarantor shall remain liable for the Guaranteed Obligations up to its Maximum Guaranteed Amount until the first to occur of the full and final payment to the Agent and the Banks by such Guarantor of its Maximum Guaranteed Amount and the full and final payment of the obligations guaranteed hereunder.

     (c) In addition to the above limitation there is a further limitation as follows: in the event of a bankruptcy, insolvency or other similar proceeding involving a Guarantor, the claims made by the Banks with respect to the Guaranty of such Guarantor and allowed in such proceeding shall be reduced by the claims made by the Banks with respect to the Intercompany Notes of such Guarantor and allowed in such proceeding (after reducing the claims with respect to the Intercompany Notes by (i) the amount of any offset against such claims relating to Indebtedness or other obligations owed by the Company to such Guarantor, and
(ii) the amount, if any, of the claims with respect to such Intercompany Notes that is determined to be equitably subordinated to any other claim against such Guarantor), to the end that there shall be no duplication of such claims.


ARTICLE 9.
MISCELLANEOUS

Amendments, Etc.

     No amendment, modification, termination or waiver of any provision of this Agreement nor any consent to any departure therefrom shall be effective unless the same shall be in writing and signed by the Company and Required Banks and, to the extent any rights or duties of the Agent may be affected thereby, the Agent, provided, however, that no such amendment, modification, termination, waiver or consent shall, without the consent of the Agent and all of the Banks,
(i) authorize or permit the extension of time for, or any reduction of the amount of, any payment of the principal of, or interest on, the Notes or any Letter of Credit reimbursement obligation, or any fees or other amount payable hereunder, (ii) amend, extend or terminate the respective Commitments of any Bank set forth on the signature pages hereof or modify the provisions of this Section regarding the taking of any action under this Section or the definition of Required Banks or any provision of this Agreement requiring the consent of all of the Banks, (iii) provide for the discharge of any Guarantor or the release of any collateral subject to any Security Document, or (iv) modify any other provision of this Agreement which by its terms requires the consent of all of the Banks.

         Any such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     Notwithstanding anything herein to the contrary, no Bank that is in default of any of its obligations, covenants or agreements under this Agreement shall be entitled to vote (whether to consent or to withhold its consent) with respect to any amendment, modification, termination or waiver of any provision of this Agreement or any departure therefrom or any direction from the Banks to the Agent, and, for purposes of determining the Required Banks at any time when any Bank is in default under this Agreement, the Commitments and Advances of such defaulting Banks shall be disregarded.

Notices.

     Except as otherwise provided in Sections 2.4(a), 2.7 and 9.2(c) hereof, all notices and other communications hereunder shall be in writing and shall be sent to the Company, and the Guarantors c/o the Company, at P.O. Box 1602, Indianapolis, IN 46206-1602, or by facsimile to facsimile No. 317/685-8810, or delivered to the Company, and the Guarantors c/o the Company, at 700 West Morris Street, Indianapolis, IN 46225, in all the above cases to the attention of James LaCrosse, President; and to the Agent and the Banks at the respective addresses for notices set forth on the signatures pages hereof, or to such other address as may be designated by the Company, any Guarantor, the Agent or any Bank by notice to the other parties hereto. All notices and other communications shall be deemed to have been given at the time of actual delivery thereof to such address, or, unless sooner delivered, (i) if sent by certified or registered mail, postage prepaid, to such address, on the third day after the date of mailing, (ii) if sent by telex, upon receipt of the appropriate answerback, or
(iii) if sent by facsimile transmission, upon confirmation of receipt by telephone at the number specified for confirmation, provided, however, that notices to the Agent shall not be effective until received.

     Notices by the Company to the Agent with respect to terminations or reductions of the Commitments pursuant to Section 2.2, requests for Advances pursuant to Section 2.4, requests for continuations or conversions of Loans pursuant to Section 2.7 and notices of prepayment pursuant to Section 3.1 shall be irrevocable and binding on the Company.

     Any notice to be given by the Company to the Agent pursuant to Sections 2.4, 2.7 or 3.1 and any notice to be given by the Agent or any Bank hereunder, may be given by telephone, and all such notices given by the Company must be immediately confirmed in writing in the manner provided in Section 9.2(a). Any such notice given by telephone shall be deemed effective upon receipt thereof by the party to whom such notice is to be given. The Company and the Guarantors shall indemnify and hold harmless the Banks and the Agent from any and all losses, damages, liabilities and claims arising from their good faith reliance on any such telephone notice.

     No Waiver By Conduct; Remedies Cumulative. No course of dealing on the part of the Agent or any Bank, nor any delay or failure on the part of the Agent or any Bank in exercising any right, power or privilege hereunder shall operate as a waiver of such right, power or privilege or otherwise prejudice the Agent's or such Bank's rights and remedies hereunder; nor shall any single or partial exercise thereof preclude any further exercise thereof or the exercise of any other right, power or privilege. No right or remedy conferred upon or reserved to the Agent or any Bank under this Agreement, the Notes or any Security Document is intended to be exclusive of any other right or remedy, and every right and remedy shall be cumulative and in addition to every other right or remedy granted thereunder or now or hereafter existing under any applicable law. Every right and remedy granted by this Agreement, the Notes or any Security Document or by applicable law to the Agent or any Bank may be exercised from time to time and as often as may be deemed expedient by the Agent or any Bank and, unless contrary to the express provisions of this Agreement, the Notes or any Security Document, irrespective of the occurrence or continuance of any Default or Event of Default.

     Reliance on and Survival of Various Provisions. All terms, covenants, agreements, representations and warranties of the Company or any Guarantor made herein or in any Security Document or in any certificate, report, financial statement or other document furnished by or on behalf of the Company or any Guarantor in connection with this Agreement shall be deemed to be material and to have been relied upon by the Banks, notwithstanding any investigation heretofore or hereafter made by any Bank or on such Bank's behalf, and those covenants and agreements of the Company set forth in Section 3.7, 3.9 and 9.5 hereof shall survive the repayment in full of the Advances and the termination of the Commitments.

Expenses; Indemnification.

     Company agrees to pay, or reimburse the Agent for the payment of, on demand, (i) the reasonable fees and expenses of counsel to the Agent, including without limitation the fees and expenses of Dickinson Wright PLLC, in connection with the preparation, execution, delivery and administration of this Agreement, the Notes, the Security Documents and in connection with advising the Agent as to its rights and responsibilities with respect thereto, and in connection with any amendments, waivers or consents in connection therewith, and (ii) all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing or recording of this Agreement, Notes, the Security Documents (or the verification of filing, recording, perfection or priority thereof) or the consummation of the transactions contemplated hereby, and any and all liabilities with respect to or resulting from any delay in paying or omitting to pay such taxes or fees, and (iii) all reasonable costs and expenses of the Agent and the Banks (including reasonable fees and expenses of counsel and whether incurred through negotiations, legal proceedings or otherwise)) in connection with any Default or Event of Default or the enforcement of, or the exercise or preservation of any rights under, this Agreement or the Notes or any Security Document or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement and (iv) all reasonable costs and expenses of the Agent and the Banks (including reasonable fees and expenses of counsel) in connection with any action or proceeding relating to a court order, injunction or other process or decree restraining or seeking to restrain the Agent from paying any amount under, or otherwise relating in any way to, any Letter of Credit and any and all costs and expenses which any of them may incur relative to any payment under any Letter of Credit.

     The Company hereby indemnifies and agrees to hold harmless the Banks and the Agent, and their respective officers, directors, employees and agents, harmless from and against any and all claims, damages, losses, liabilities, costs or expenses of any kind or nature whatsoever which the Banks or the Agent or any such Person may incur or which may be claimed against any of them by reason of or in connection with any Letter of Credit, and neither any Bank nor the Agent or any of their respective officers, directors, employees or agents shall be liable or responsible for: (i) the use which may be made of any Letter of Credit or for any acts or omissions of any beneficiary in connection therewith; (ii) the validity, sufficiency or genuineness of documents or of any endorsement thereon, even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged; (iii) payment by the Agent to the beneficiary under any Letter of Credit against presentation of documents which do not comply with the terms of any Letter of Credit, including failure of any documents to bear any reference or adequate reference to such Letter of Credit; (iv) any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit; or (v) any other event or circumstance whatsoever arising in connection with any Letter of Credit; provided, however, that the Company shall not be required to indemnify the Banks and the Agent and such other Persons, and the Banks shall be liable to the Company to the extent, but only to the extent, of any direct, as opposed to consequential or incidental, damages suffered by the Company which were caused by (A) the Agent's wrongful dishonor of any Letter of Credit after the presentation to it by the beneficiary thereunder of a draft or other demand for payment and other documentation strictly complying with the terms and conditions of such Letter of Credit, or (B) the Agent's payment to the beneficiary under any Letter of Credit against presentation of documents which do not comply with the terms of the Letter of Credit to the extent, but only to the extent, that such payment constitutes gross negligence of willful misconduct of the Agent. It is understood that in making any payment under a Letter of Credit the Agent will rely on documents presented to it under such Letter of Credit as to any and all matters set forth therein without further investigation and regardless of any notice or information to the contrary, and such reliance and payment against documents presented under a Letter of Credit substantially complying with the terms thereof shall not be deemed gross negligence or willful misconduct of the Agent in connection with such payment. It is further acknowledged and agreed that the Company may have rights against the beneficiary or others in connection with any Letter of Credit with respect to which the Banks are alleged to be liable and it shall be a precondition of the assertion of any liability of the Banks under this Section that the Company shall first have exhausted all reasonable remedies in respect of the alleged loss against such beneficiary and any other parties obligated or liable in connection with such Letter of Credit and any related transactions.

     The Company hereby indemnifies and agrees to hold harmless the Banks and the Agent, and their respective officers, directors, employees and agents, from and against any and all claims, damages, losses, liabilities, costs or expenses of any kind or nature whatsoever (including reasonable attorneys fees and disbursements incurred in connection with any investigative, administrative or judicial proceeding whether or not such Person shall be designated as a party thereto) which the Banks or the Agent or any such Person may incur or which may be claimed against any of them by reason of or in connection with entering into this Agreement or the transactions contemplated hereby, including without limitation those arising under Environmental Laws; provided, however, that the Company shall not be required to indemnify any such Bank and the Agent or such other Person, to the extent, but only to the extent, that such claim, damage, loss, liability, cost or expense is attributable to the gross negligence or willful misconduct of such Bank or the Agent, as the case may be.

Successors and Assigns.

     This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that the Company may not, without the prior consent of the Banks, assign its rights or obligations hereunder or under the Notes or any Security Document and the Banks shall not be obligated to make any Advance hereunder to any entity other than the Company.

     Each Bank may, with the prior consent of the Company (which shall not be unreasonably withheld and which is not required if there should then exist a Default or Event of Default or if the sale is to an Affiliate of such Bank) may sell to any financial institution or institutions, and such financial institution or institutions may further sell, a participation interest (undivided or divided) in, the Advances and such Bank's rights and benefits under this Agreement, the Notes and the Security Documents, and to the extent of that participation interest such participant or participants shall have the same rights and benefits against the Company under Section 3.7, 3.9 and 6.2(c) as it or they would have had if such participant or participants were the Bank making the Advances to the Company hereunder, provided, however, that (i) such Bank's obligations under this Agreement shall remain unmodified and fully effective and enforceable against such Bank, (ii) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Bank shall remain the holder of its Notes for all purposes of this Agreement,
(iv) the Company, the Agent and the other Banks shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement, and (v) such Bank shall not grant to its participant any rights to consent or withhold consent to any action taken by such Bank or the Agent under this Agreement other than action requiring the consent of all of the Banks hereunder.

     The Agent from time to time in its sole discretion may appoint agents for the purpose of servicing and administering this Agreement and the transactions contemplated hereby and enforcing or exercising any rights or remedies of the Agent provided under this Agreement, the Notes, any Security Documents or otherwise. In furtherance of such agency, the Agent may from time to time direct that the Company and the Guarantors provide notices, reports and other documents contemplated by this Agreement (or duplicates thereof) to such agent. The Company and each Guarantor hereby consents to the appointment of such agent and agrees to provide all such notices, reports and other documents and to otherwise deal with such agent acting on behalf of the Agent in the same manner as would be required if dealing with the Agent itself.

     Each Bank may, with the prior consent of the Company (which shall not be unreasonably withheld and which is not required if there should then exist a Default or Event of Default) and the Agent, assign to one or more banks or other entities all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the Advances owing to it and the Note held by it); provided, however, that (i) each such assignment shall be of a uniform, and not a varying, percentage of all rights and obligations, (ii) except in the case of an assignment of all of a Bank's rights and obligations under this Agreement, (A) the amount of the Commitment of the assigning Bank being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $10,000,000, and in integral multiples of $5,000,000 thereafter, or such lesser amount as the Company and the Agent may consent to and (B) after giving effect to each such assignment, the amount of the Commitment of the assigning Bank shall in no event be less than $5,000,000,
(iii) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register, an Assignment and Acceptance in the form of Exhibit G hereto (an "Assignment and Acceptance"), together with the Note subject to such assignment and a processing and recordation fee of $3,000, and (iv) any Bank may without the consent of the Company or the Agent, and without paying any fee, assign to any Affiliate of such Bank that is a bank or financial institution or to any other Bank all or any portion of its rights and obligations under this Agreement. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in such Assignment and Acceptance, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Bank hereunder and (y) the Bank assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the remaining portion of an assigning Bank's rights and obligations under this Agreement, such Bank shall cease to be a party hereto).

     By executing and delivering an Assignment and Acceptance, the Bank assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Bank makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) such assigning Bank makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Company or the performance or observance by the Company of any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 4.6 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Agent, such assigning Bank or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement as are delegated to the Agent by the terms hereof, together with such powers and discretion as are reasonably incidental thereto; and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Bank.

     The Agent shall maintain at its address designated on the signature pages hereof a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Banks and the Commitment of, and principal amount of the Advances owing to, each Bank from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Company, the Agent and the Banks may treat each Person whose name is recorded in the Register as a Bank hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Company or any Bank at any reasonable time and from time to time upon reasonable prior notice.

     Upon its receipt of an Assignment and Acceptance executed by an assigning Bank and an assignee, together with the Note subject to such assignment, the Agent shall, if such Assignment and Acceptance has been completed, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Company. Within five Business Days after its receipt of such notice, the Company, at its own expense, shall execute and deliver to the Agent in exchange for the surrendered Note a new Note to the order of such assignee in an amount equal to the Commitment assumed by it pursuant to such Assignment and Acceptance and, if the assigning Bank has retained a Commitment hereunder, a new Note to the order of the assigning Bank in an amount equal to the Commitment retained by it hereunder. Such new Note shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit C hereto.

     The Company shall not be liable for any costs or expenses of any Bank in effectuating any participation or assignment under this Section 9.6.

     The Banks may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.6, disclose to the assignee or participant or proposed assignee or participant any information relating to the Company, provided, that disclosures to proposed assignees or participants the assignments or sales of participations to which are subject to the consent of the Company may only be made with the consent of the Company, which consent shall not be unreasonably withheld.

     Notwithstanding any other provision set forth in this Agreement, any Bank may at any time create a security interest in, or assign, all or any portion of its rights under this Agreement (including, without limitation, the Loans owing to it and the Note held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System; provided, that such creation of a security interest or assignment shall not release such Bank from its obligations under this Agreement.

     Counterparts and Telefacsimile Signatures. This Agreement may be executed in any number of counterparts, and by telefacsimile signature, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.

     Governing Law. This Agreement is a contract made under, and shall be governed by and construed in accordance with, the law of the State of Michigan applicable to contracts made and to be performed entirely within such State and without giving effect to choice of law principles of such State. Each of the Company and the Guarantors and the Banks further agrees that any legal or equitable action or proceeding with respect to this Agreement, the Notes or any Security Document or the transactions contemplated hereby shall be brought in any court of the State of Michigan, or in any court of the United States of America sitting in Michigan, and the Company and each Guarantor and the Banks hereby submits to and accepts generally and unconditionally the jurisdiction of those courts with respect to its person and property, and, in the case of the Company and each Guarantor irrevocably appoints NWS Michigan, Inc., whose address in Michigan is 17550 Allen Road, Brownstown, MI 48192, as its agent for service of process and irrevocably consents to the service of process in connection with any such action or proceeding by personal delivery to such agent or to the Company or such Guarantor, as the case may be, or by the mailing thereof by registered or certified mail, postage prepaid to the Company or such Guarantor at its address for notices pursuant to Section 9.2. The Company shall at all times maintain such an agent in Michigan for such purpose and shall notify the Banks and the Agent of such agent's address in Michigan within ten days of any change of address. Nothing in this paragraph shall affect the right of the Banks and the Agent to serve process in any other manner permitted by law or limit the right of the Banks or the Agent to bring any such action or proceeding against the Company or any Guarantor or property in the courts of any other jurisdiction. The Company and each Guarantor and the Banks hereby irrevocably waives any objection to the laying of venue of any such action or proceeding in the above described courts.

     Table of Contents and Headings. The table of contents and the headings of the various subdivisions hereof are for the convenience of reference only and shall in no way modify any of the terms or provisions hereof.

     Construction of Certain Provisions. If any provision of this Agreement refers to any action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person, whether or not expressly specified in such provision.

     Integration and Severability. This Agreement, the Notes, and the Security Documents embody the entire agreement and understanding between the Company, the Guarantors and the Agent and the Banks, and supersede all prior agreements and understandings, relating to the subject matter hereof. In case any one or more of the obligations of the Company or any Guarantor under this Agreement, the Notes or any Security Document shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining obligations of the Company and the Guarantors shall not in any way be affected or impaired thereby, and such invalidity, illegality or unenforceability in one jurisdiction shall not affect the validity, legality or enforceability of the obligations of the Company or any Guarantor under this Agreement, the Notes or any Security Document in any other jurisdiction.

     Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any such covenant, the fact that it would be permitted by an exception to, or would be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or such condition exists.

     Interest Rate Limitation. Notwithstanding any provisions of this Agreement, the Notes or any Security Document, in no event shall the amount of interest paid or agreed to be paid by the Company exceed an amount computed at the highest rate of interest permissible under applicable law. If, from any circumstances whatsoever, fulfillment of any provision of this Agreement, the Notes or any Security Document at the time performance of such provision shall be due, shall involve exceeding the interest rate limitation validly prescribed by law which a court of competent jurisdiction may deem applicable hereto, then, ipso facto, the obligations to be fulfilled shall be reduced to an amount computed at the highest rate of interest permissible under applicable law, and if for any reason whatsoever any Bank shall ever receive as interest an amount which would be deemed unlawful under such applicable law such interest shall be automatically applied to the payment of principal of the Advances outstanding hereunder (whether or not then due and payable) and not to the payment of interest, or shall be refunded to the Company if such principal and all other obligations of the Company to the Banks have been paid in full.

     Waiver of Jury Trial. The Banks, the Agent, the Company and the Guarantors, after consulting or having had the opportunity to consult with counsel, knowingly, voluntarily and intentionally waive any right any of them may have to a trial by jury in any litigation based upon or arising out of this Agreement or any related instrument or agreement or any of the transactions contemplated by this Agreement or any course of conduct, dealing, statements (whether oral or written) or actions of any of them. Neither any Bank, the Agent, any Guarantor nor the Company shall seek to consolidate, by counterclaim or otherwise, any such action in which a jury trial has been waived with any other action in which a jury trial cannot be or has not been waived. These provisions shall not be deemed to have been modified in any respect or relinquished by any party hereto except by a written instrument executed by such party.










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

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered on the 25th day of January, 1999, which shall be the Effective Date of this Agreement, notwithstanding the day and year first above written.

  Address for Notices:                   NATIONAL WINE & SPIRITS, INC.


  700 West Morris Street                 By:
  Indianapolis, Indiana  46225
                                         Its:
  Attention:  J. Smoke Wallin

  Facsimile No.: (317) 685-8810


                NWS, INC.


                By:

                Its:



                NWS-ILLINOIS, LLC


                By:

                Its:

                NATIONAL WINE & SPIRITS CORPORATION


                By:

                Its:



                NWS MICHIGAN, INC.


                By:

                Its:



  Address for Notices:                NBD BANK,  Individually as a Bank
                                       and as Agent



  701 First National Building         By:
  Detroit, Michigan 48226
                                      Its:
  Attention: Michael K. Kelly

  Facsimile No.: (313) 962-2326

  Commitment Amount: $25,000,000

  Percentage of
    Total Commitments: 41.667%

  Total Commitment Amount of
  all Banks: $60,000,000


                                             BNY FINANCIAL CORPORATION



  1290 Sixth Avenue,  Third Floor            By:
  New York, NY 10104
                                             Its:
  Attention: Robert Nuytkens

  Facsimile No.: (212) 408-4313

  Commitment Amount: $12,500,000

  Percentage of
    Total Commitments: 20.833%

  Total Commitment Amount of
  all Banks: $60,000,000



                                           LASALLE NATIONAL BANK



  135 South LaSalle Street                 By:
  Chicago, IL 60603
                                           Its:
  Attention: Michael S. Barnett

  Facsimile No.: (312) 904-4364

  Commitment Amount: $12,500,000

  Percentage of
    Total Commitments: 20.833%

  Total Commitment Amount of
  all Banks: $60,000,000


                                              NATIONAL CITY BANK OF INDIANA



  One National City Center                    By:
  Indianapolis, IN 46225
                                              Its:
  Attention: Randy J. Collier

  Facsimile No.: (317) 267-8899

  Commitment Amount: $10,000,000

  Percentage of
    Total Commitments: 16.667%

  Total Commitment Amount of
  all Banks: $60,000,000


  DETROIT  6-10  358986-18
  IMDR 449182